UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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THE HAIN CELESTIAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

Tuesday, November 24, 2020

11:00 a.m. Eastern Time

Virtual Meeting Site

virtualshareholdermeeting.com/HAIN2020

LETTER TO OUR STOCKHOLDERS

THE HAIN CELESTIAL GROUP, INC.

1111 Marcus Avenue

Lake Success, NY 11042

516-587-5000

October 13, 2020

Dear Fellow Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of The Hain Celestial Group, Inc. (the “Company”), which will be held virtually on Tuesday, November 24, 2020 at 11:00 a.m. Eastern Time. Due to the ongoing COVID-19 pandemic and to ensure the health and safety for our directors, members of management and stockholders, we are hosting a virtual meeting this year. We believe that holding a virtual meeting this year is in the best interest of the Company and all of its stakeholders and will allow for stockholder participation during these unprecedented times.

Last year, we began executing the Company’s transformational strategy to accelerate change and drive sustainable, profitable growth. During fiscal year 2020, the Company outperformed on many of its key priorities and delivered profitable growth at the high end of the Company’s expectations. The Company delivered strong margin improvement and operating cash flow, indicating to us that our long-term strategy is working and that we have in place the discipline and momentum we need to continue to execute our strategy.

As we enter fiscal year 2021, we remain committed to delivering sustainable long-term growth, while continuing to serve the ever-changing needs of our consumers, customers, employees and the communities in which we live and work around the world. We have demonstrated a culture of resilience and tenacity, and we believe we are well positioned to execute and deliver strong financial results.

At our Annual Meeting, our stockholders will vote on (1) the election of the eight director nominees named in the accompanying proxy statement, (2) an advisory vote regarding the compensation of our named executive officers for the fiscal year ended June 30, 2020, as set forth in the accompanying proxy statement, and (3) the ratification of the appointment of our registered independent accountants.

In addition to these formal items of business, we will review the major developments of the past year and share with you some of our plans for the future. You will have an opportunity to ask questions and express your views to the Company’s senior management and members of the Board of Directors. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials.

On behalf of the Company and the members of the Board of Directors, we would like to thank you for your continued investment and support of the Company during these unprecedented times. We would like to thank our employees for their leadership through this pandemic and their dedication to keeping each other safe and supporting the needs of our consumers, customers and communities. We hope that you will join us on November 24th and we look forward to the submission of your vote and your continued support throughout the year.

Sincerely,

Dean Hollis Independent Chair of the Board	Mark L. Schiller President and Chief Executive Officer and Director

THE HAIN CELESTIAL GROUP, INC.

1111 Marcus Avenue

Lake Success, NY 11042

516-587-5000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of THE HAIN CELESTIAL GROUP, INC.:

The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of The Hain Celestial Group, Inc. will be held on Tuesday, November 24, 2020 at 11:00 a.m., Eastern Time. Due to the ongoing COVID-19 pandemic and to ensure the health and safety for our directors, members of management and stockholders, we are hosting a virtual meeting this year. The live audio webcast will be available at virtualshareholdermeeting.com/HAIN2020.

We are holding the Annual Meeting for the following purposes:

1.	To elect the eight director nominees specified herein to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ended June 30, 2020, as set forth in the attached proxy statement;

3.	To ratify the appointment of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2021; and

4.	To transact such other business as may properly come before the Annual Meeting (including any adjournments or postponements thereof).

These matters are more fully described in the attached proxy statement.

Only stockholders of record as of the close of business on September 28, 2020 are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof. A list of these stockholders will be available for inspection by any stockholder for any purpose germane to the Annual Meeting for a period of ten days prior to the Annual Meeting at our principal executive office located at 1111 Marcus Avenue, Lake Success, New York. The list will also be available during the Annual Meeting at virtualshareholdermeeting.com/HAIN2020.

Your vote is important. Whether or not you expect to attend the Annual Meeting virtually, please submit your vote as soon as possible. See page 6 in the accompanying proxy statement for a description of the ways by which you may cast your vote on the matters being considered at the Annual Meeting.

By order of the Board of Directors,

Kristy Meringolo

Senior Vice President, General Counsel, Corporate

Secretary and Chief Compliance Officer

Dated: October 13, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 24, 2020: A complete set of proxy materials relating to our Annual Meeting is available on the internet. These materials, consisting of this notice of annual meeting of stockholders, the accompanying proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, may be viewed at hain.com/proxy.

THE HAIN CELESTIAL GROUP, INC.

PROXY STATEMENT

PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF REGISTERED INDEPENDENT ACCOUNTANTS	45

REPORT OF THE AUDIT COMMITTEE	46

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	47

OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	48

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	50

OTHER MATTERS	51

STOCKHOLDER PROPOSALS AND OTHER COMMUNICATIONS	52

The Hain Celestial Group, Inc. 2020 Proxy Statement	TOC

PROXY STATEMENT SUMMARY

Proxy materials, including this proxy statement, are first being distributed and made available on or about October 13, 2020.

This summary highlights information contained within this proxy statement. You should read the entire proxy statement carefully and consider all information before voting.

Throughout this proxy statement, we will refer to ourselves as “we,” “us,” “our,” the “Company” or “Hain Celestial.”

VOTING MATTERS AND VOTE RECOMMENDATION

Voting Matter	Board Vote Recommendation	See Page Number for More Information

Election of Directors	FOR each nominee	10

Advisory Vote to Approve Named Executive Officer Compensation	FOR	44

Ratification of Appointment of Registered Independent Accountants	FOR	45

FISCAL YEAR 2020 OVERVIEW

Last year, we set forth a transformational strategy designed to accelerate change and drive sustainable, profitable growth. We reaffirmed our commitment of providing stockholders with clarity, credibility and consistency to ensure that we justified stockholders’ confidence in the Company and trust in its executive leadership team. Our team worked tirelessly to ensure that we were executing on all four pillars of our strategy:

1)	Simplifying the portfolio and organization,

2)	Strengthening core capabilities,

3)	Expanding margins and cash flow, and

4)	Reinvigorating profitable topline growth in a core set of brands.

In fiscal year 2020, we continued to execute on this strategy, despite the unprecedented changes in the world around us. In the first two quarters of our fiscal year, the Company demonstrated its ability to meet and exceed its financial goals and strategic plans. The Company continued to divest non-core brands, build internal capabilities and processes, identify cost synergies and invest in innovation and marketing to accelerate topline growth for a core set of brands. In the second half of the fiscal year, the Company saw continued topline growth and profit expansion, as consumer demand for our products increased and consumers were experiencing more at home eating occasions during the COVID-19 pandemic. Our foundational skills and execution of our strategy allowed us to meet the changing needs of our consumers and respond to a surge in demand for our products. We delivered financial results that met or exceeded the Company’s expectations and original fiscal year 2020 guidance.

As we enter fiscal year 2021, we believe we are well situated to continue to execute against our transformational strategy and deliver long-term sustainable growth to our stockholders. Our portfolio of organic, natural and “better for you” products positions us well, as we believe that our consumers and customers are keenly focused on the health and wellness of their families and loved ones. We have in place the right team, portfolio, processes and infrastructure to continue to execute our transformational strategy and look forward to another strong year.

The Hain Celestial Group, Inc. 2020 Proxy Statement	1

PROXY STATEMENT SUMMARY

CORPORATE GOVERNANCE

Corporate Governance Best Practices

We are committed to good corporate governance, which promotes the long-term interests of our stockholders and strengthens our Board and management accountability. Many of our enhanced corporate governance practices reflect feedback from our stockholders and other stakeholders. Highlights of our corporate governance practices include the following:

Corporate Governance Strengths		Board Structure and Composition
✓

Director Attendance at Meetings

Robust attendance requirements for Board and Committee meetings (In fiscal year 2020, all directors attended 100% of the meetings of the Board and the committees on which they served)

		✓	Annual Election of Directors All directors stand for election on an annual basis
✓	Annual Board and Committee Self-Evaluations The Board and each of its committees conducts a self-evaluation of its performance on an annual basis	✓	Majority Voting in Uncontested Director Elections All director nominees must receive an affirmative vote of a majority of votes cast in an uncontested election
✓	Periodic Review of Key Governance Documents Annual review of Committee Charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics	✓

Director Independence

7 out of 8 director nominees are independent (All directors are independent other than the CEO; fully independent Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee)

✓	Regular Executive Sessions All regularly scheduled Board and committee meetings provide an opportunity for the directors to meet without management present	✓

Independent Board Leadership

Our Board of Directors believes that the separation of the roles of Chairman and Chief Executive Officer is in the best interest of the Company and its stockholders; these roles have been separated since 2018

✓	Stockholder Rights Stockholders can act by written consent and call a special meeting	✓	Board Refreshment Over the past three years, 100% director refreshment, with a focus on skills and experience needed to execute transformational strategy
✓

Robust Compensation Best Practices

Including annual Say on Pay vote, implementation of “double trigger” change-in-control vesting provisions, no excise tax reimbursements for change-in-control payments, strict policy of no pledging or hedging common stock by directors and executive officers, clawback policy for cash and equity incentive compensation, stock ownership guidelines and equity holding period requirements

		✓	Financial Literacy for Audit Committee Three Audit Committee members are “audit committee financial experts” under Securities and Exchange Commission rules
✓	Robust Code of Conduct Provides the foundation for how directors and employees represent the Company	✓	Proxy Access Right for stockholders to nominate directors through proxy access

2	The Hain Celestial Group, Inc. 2020 Proxy Statement

PROXY STATEMENT SUMMARY

COMMITMENT TO GLOBAL SUSTAINABILITY AND CORPORATE CITIZENSHIP

Since the inception of the Company, we have carried out our mission of being a leading marketer, manufacturer and seller of organic and natural, “better-for-you” products. We set out with the belief that our business could be a force for good and we could create and inspire a Healthier Way of Life® for our employees, consumers, customers, stockholders and global communities in which we work and live. As we execute our transformational strategy, we remain committed to growing responsibly while continuing to implement environmentally sound business practices and manufacturing processes.

To assist the Company in maintaining its role as a leader in the health and wellness space as well as giving back to the communities in which we serve, the Corporate Governance and Nominating Committee of our Board oversees the Company’s strategy on global sustainability and corporate citizenship, including evaluating the impact of Company practices on its employees, consumers, customers and other key stakeholders. In furtherance of these objectives, the Corporate Governance and Nominating Committee receives updates on environmental, social and governance (“ESG”) matters on at least a quarterly basis and develops and recommends to the Board – and the Board reviews and approves – policies and procedures relating to the Company’s global sustainability and corporate citizenship activities.

The Company has developed a framework to support its Healthier Way of Life® mission, which consists of three core pillars:

1)	Healthier Products – Inspire consumers to create a Healthier Way of Life® through better shopping choices and purpose driven brands

2)	Healthier People – Engage our employees by creating a positive impact in their lives and in the communities in which we work and live

3)	Healthier Planet – Reduce our environmental footprint with a commitment to lessen our impact on resource scarcity and climate change

Following are examples of our initiatives within each of these pillars:

Healthier Products	Inspire consumers to create a Healthier Way of Life® through better shopping choices and purpose driven brands
Making our Product Portfolio Healthier

✓   Nearly 1/3 of the products in our global food portfolio and nearly half of the products in our North America food portfolio are certified organic

✓   More than 96% of the products in our global food portfolio are free from artificial flavors and colors

✓   More than 86% of the food products in our North America portfolio are non-GMO

✓   More than 95% of the products in our personal care portfolio are free from parabens, petrolatum and phthalates

Healthy Product Options for our Youngest Consumers

✓   97% of Earth’s Best® and Ella’s Kitchen® baby and toddler food products are certified organic

✓   Founding member of The Baby Food Council, a group of infant and toddler food companies, government agencies, non-profit organizations and Cornell University that work together to reduce heavy metals in infant and toddler food products

Better Products in Response to the COVID-19 Pandemic

✓   Quickly formulated and commenced production of personal care supplies, such as hand sanitizer and cleansing hand washes to respond to consumer needs during the COVID-19 pandemic

•  These products were manufactured without parabens, phthalates or petrolatum and include the use of organic ingredients, such as aloe

Cultivating Purpose-Driven Brands

✓   Our portfolio includes Certified B Corporations, which are businesses that meet the highest standard of verified social and environmental performance, and public transparency

•  Cully & Sully® – Certified in 2020

•  Ella’s Kitchen® – Certified in 2016

The Hain Celestial Group, Inc. 2020 Proxy Statement	3

PROXY STATEMENT SUMMARY

Healthier People	Engage our employees by creating a positive impact in their lives and in the communities in which we work and live
Giving Back to the Global Communities Where We Live

✓   During fiscal year 2020, we donated over 2.7 million pounds of Hain Celestial food and personal care products worth over $8 million, to key partners in our local communities, including:

•  1.7 million pounds of Earth’s Best® and Ella’s Kitchen® baby food and infant care products

•  1.1 million pounds of products during COVID-19 pandemic, such as One Step® and Live Clean® hand sanitizer

✓   Donated supplies of personal protective equipment during the COVID-19 pandemic to aid first responders, schools and hospitals, including surgical masks to hospitals

✓   Supplied wellness baskets containing samples (or boxes) of our Celestial Seasonings® tea to hospitals for discharged patients to bring home after recovering from COVID-19

Supporting Our Employees

✓   Started the Hain Helping Hain Fund to provide assistance to employees globally who experience severe financial hardship due to the COVID-19 pandemic or another catastrophic event

✓   Furnished additional compensation to manufacturing employees who, due to the Company’s status as part of the critical food and personal care infrastructure in North America, continued working at the height of the COVID-19 pandemic

✓   Provided interim assistance to employees for childcare expenses or additional transportation expenses as a result of the COVID-19 pandemic

✓   Launched an internal communication platform to foster employee collaboration while unable to work together in person, thereby increasing connectivity during the COVID-19 pandemic

Investing in the Development and Well-Being of Our Employees

✓   Established a permanent Diversity & Inclusion Committee to create and foster a workplace that reflects and contributes to the diverse, global communities in which we do business

✓   Implemented globally a systematic employee engagement process in which employees are surveyed quarterly and the Executive Leadership Team regularly reviews and considers the results

✓   Commenced new health and wellness initiatives, including offering a mindfulness and meditation app for free to employees and access to a streaming fitness platform

Healthier Planet	Reduce our environmental footprint with a commitment to lessen our impact on resource scarcity and climate change
Protecting the Health of Our Planet

✓   Transitioned away from the use of black plastics for certain product packaging, reducing waste to landfills by 494,000 pounds and decreasing the use of virgin plastic

✓   Commenced a corrugated reduction and recycling pilot program at our Bell, California personal care manufacturing facility that has increased the amount of corrugate that is recycled by 12,000 pounds per week

✓   Implemented ISO-certified environmental management systems at three Hain Celestial manufacturing facilities in the United Kingdom

✓   Continued our commitment to animal welfare, producing Live Clean®, Alba Botanica® and Avalon Organics® personal care products that are Leaping Bunny-certified

✓   Promoted the protection of coral reefs by producing Alba Botanica® sunscreen products that are free from ingredients known to harm reefs, such as oxybenzone

✓   Fostered investment in companies that are focused on ESG-related matters by adding a sustainability-focused investment opportunity to our employee retirement plan

✓   Ensured that our suppliers understand our expectations on sustainability matters by revising our Supplier Code of Conduct to further emphasize the high standards to which we will hold our counterparties with regard to the environment, safety, labor and ethics

4	The Hain Celestial Group, Inc. 2020 Proxy Statement

PROXY STATEMENT SUMMARY

In addition to the above initiatives, in early 2020 the Company implemented globally a new Code of Business Conduct and Ethics. The Code sets forth the Company’s Guiding Principles, which provide the inspiration and motivation to make products that benefit people and our planet. The Code addresses Diversity and Inclusion, Employee Health & Safety, Fair Practices and Corporate Responsibility, International Trade, Human Rights, Anti-Slavery and Child Labor, Good Corporate Citizenship and the Environment. The Code has been translated into local languages and has been distributed to all Hain employees to emphasize what we stand for as a company and to ensure that everyone who works for Hain knows what is expected of them. Hain’s Code of Business Conduct and Ethics can be viewed on our website at ir.hain.com/corporate-governance/code-business-conduct-and-ethics-hain-celestial-group.

Our Sustainability Report can be viewed on our website at hain.com/company/sustainability. Our Sustainability Report is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any of our other filings made with the Securities and Exchange Commission (“SEC”).

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Why am I receiving these proxy materials?

We have made these proxy materials available to you via the internet or delivered paper copies to you by mail in connection with our 2020 annual meeting of stockholders (the “Annual Meeting”), which will be held online on November 24, 2020. There will be certain items of business that must be voted on by our stockholders at the Annual Meeting, and our Board of Directors (sometimes referred to as the “Board”) is seeking your proxy to vote on these items. This proxy statement contains important information about The Hain Celestial Group, Inc. and the matters that will be voted on at the Annual Meeting. Please read these materials carefully so that you have the information you need to make informed decisions.

What is included in the proxy materials?

The proxy materials consist of the notice of annual meeting of stockholders, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2020.

What are the items of business for the Annual Meeting?

The items of business for the Annual Meeting are as stated in the notice of annual meeting of stockholders. There are three proposals scheduled for a vote:

•	To elect the eight director nominees specified herein to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

•	To approve, on an advisory basis, the compensation of our named executive officers (“NEOs”) for the fiscal year ended June 30, 2020, as set forth in this proxy statement; and

•	To ratify the appointment of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2021.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the Board and Board committees, our corporate governance policies and practices, the compensation of our directors and certain executive officers for fiscal year 2020, audit-related matters, and other required information. This proxy statement also includes other information that we are required to provide to you under SEC rules.

Why did I receive a notice in the mail regarding internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?

This year, we are pleased to be using the SEC rule that allows companies to furnish their proxy materials over the internet. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the Notice of Internet Availability will have the ability to access the proxy materials over the internet.

The Hain Celestial Group, Inc. 2020 Proxy Statement	5

PROXY STATEMENT SUMMARY

For stockholders who have previously requested to receive paper copies of the proxy materials, we are providing paper copies of the proxy materials instead of a Notice of Internet Availability of the proxy materials.

Who is entitled to vote?

You may vote if you owned shares of common stock of the Company as of the close of business on September 28, 2020, the record date for the Annual Meeting. On the record date, there were 100,853,927 shares of common stock outstanding and entitled to vote.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of September 28, 2020.

What is a proxy?

A proxy is your legal designation of another person to vote the stock that you own. The person you designate to vote your shares is also called a proxy.

How can I vote my shares?

Stockholder of Record: Shares Registered in Your Name

If, on September 28, 2020, your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record can vote any one of four ways:

•

By Internet Prior to the Annual Meeting: Go to proxyvote.com until 11:59 p.m. Eastern Time on November 23, 2020 to vote using the control number included on your Notice of Internet Availability of the proxy materials or on your proxy card. There will be voting instructions on proxyvote.com.

•

By Telephone Prior to the Annual Meeting: Call 1-800-690-6903 from the United States until 11:59 p.m. Eastern Time on November 23, 2020 to vote using the control number included on your Notice of Internet Availability of the proxy materials or on your proxy card. There will be instructions given by the voice prompts.

•

By Mail Prior to the Annual Meeting: If you received a paper copy of the proxy materials and a proxy card in the mail, you may mark, sign, date and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board as described in this proxy statement.

If any other matters are properly brought up at the Annual Meeting (other than the proposals contained in this proxy statement), then the named proxies will have the authority to vote your shares on those matters in accordance with their discretion and judgment. The Board currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this proxy statement. If you vote via the internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card by mail.

•

During the Annual Meeting: Even if you plan to attend the Annual Meeting online, we recommend that you vote in advance by proxy as described above. However, you will also be able to vote electronically during the Annual Meeting. For information about how to attend the Annual Meeting online, please see “How do I attend the Annual Meeting?” below.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or other Nominee

If, on September 28, 2020, your shares were held in an account at a broker, bank or other nominee, then you are the beneficial owner of shares held in “street name,” and our proxy materials are being made available or forwarded to you by that organization. You may vote by submitting your voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the internet, by telephone or by mail prior to the Annual Meeting, or during the Annual Meeting, as indicated above. Please refer to the information from your broker, bank or other nominee on how to submit voting instructions.

How do I attend the Annual Meeting?

Due to the ongoing COVID-19 pandemic and to ensure the health and safety for our directors, members of management and stockholders, we are hosting a virtual meeting for this year’s Annual Meeting. We believe that holding a virtual

6	The Hain Celestial Group, Inc. 2020 Proxy Statement

PROXY STATEMENT SUMMARY

meeting this year is in the best interest of the Company and all of its stakeholders and will allow for stockholder participation during these unprecedented times.

The virtual Annual Meeting will be a live audio webcast, and stockholders will be able to participate in the meeting online and submit questions during the meeting by visiting virtualshareholdermeeting.com/HAIN2020. You will also be able to vote your shares electronically at the Annual Meeting.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials.

The meeting webcast will begin promptly at 11:00 a.m., Eastern Time, on Tuesday, November 24, 2020. Online access will begin at 10:45 a.m., Eastern Time, and we encourage you to access the meeting prior to the start time.

Will I be able to participate in the virtual meeting on the same basis as I would be able to participate in a live meeting?

The virtual meeting format for the Annual Meeting will enable full and equal participation by all of our stockholders from any place in the world at little to no cost. We believe that holding the Annual Meeting online will help support the health and well-being of our stockholders and other participants at the Annual Meeting as we navigate the public health impact of the COVID-19 pandemic.

We designed the format of the virtual meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:

•	providing stockholders with the ability to submit appropriate questions via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and

•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters are not pertinent to meeting matters and therefore will not be answered.

Under our Amended and Restated By-Laws, stockholders who vote at the Annual Meeting will be deemed to be present in person and their votes will be deemed to have been cast in person.

What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

Should you require technical assistance, please call the technical support number displayed on the meeting webpage. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our website, including information on when the meeting will be reconvened.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

	Proposal	Vote

No. 1	Election of the eight director nominees named in this proxy statement, each to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified	FOR all nominees

No. 2	Advisory vote to approve NEO compensation for the fiscal year ended June 30, 2020, as set forth in this proxy statement	FOR

No. 3	Ratification of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2021	FOR

The Company does not expect that any matters other than those described in the notice of annual meeting of stockholders to be brought before the Annual Meeting. The persons appointed as proxies will vote in their discretion on any other matters that may properly come before the Annual Meeting or any postponement or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

The Hain Celestial Group, Inc. 2020 Proxy Statement	7

PROXY STATEMENT SUMMARY

Who is paying for this proxy solicitation?

The Company will bear the cost of soliciting proxies. We expect that the solicitation of proxies will be primarily by mail. Proxies may also be solicited by our officers and employees, at no additional cost to us, in person, by telephone or by other means of communication. We have retained the proxy solicitation firm of MacKenzie Partners, Inc. to assist us in the distribution and solicitation of proxies, and we intend to pay a fee of approximately $10,000, plus reasonable expenses, for these services. We may reimburse custodians, nominees and fiduciaries holding our common stock for their reasonable expenses in sending proxy materials to beneficial owners and obtaining their proxy.

How do I revoke my proxy?

If, on September 28, 2020, you are a stockholder of record, you may revoke your proxy if we receive your revocation at any time before the final vote at the Annual Meeting. You may revoke your proxy by sending a written notice stating that you are revoking your proxy before it is voted at the Annual Meeting to the Corporate Secretary at The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, New York 11042, or by attending the Annual Meeting and voting.

If, on September 28, 2020, you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, your ability to revoke your proxy depends on the voting procedures of the broker, bank or other nominee. Please follow the directions provided to you by your broker, bank or other nominee.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes.

How are broker non-votes and abstentions counted?

A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Broker non-votes on a proposal are not counted or deemed present or represented and entitled to vote for determining whether stockholders have approved that proposal. Therefore, broker non-votes have no effect and will not be counted towards the vote total for any proposal.

Under the rules that govern brokers who are voting with respect to shares held in “street name” and are not instructed by their client how to vote, brokers only have the discretion to vote those shares on routine matters, but not on non-routine matters. Routine matters include ratification of registered independent accountants. Non-routine matters include the election of directors and the advisory vote regarding compensation paid to our named executive officers. If you are a beneficial owner and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote on Proposal Nos. 1 and 2 and will only have discretion to vote on Proposal No. 3, the ratification of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2021.

How many votes are needed to approve each proposal?

With respect to Proposal No. 1, each director must receive a “For” vote from the majority of votes cast either in person or by proxy. Pursuant to our Amended and Restated By-Laws, this means that, in order to be elected, the number of votes “For” a director must exceed the number of votes cast “Against” that director. With respect to Proposal No. 1, shares voting “abstain” and broker non-votes have no effect.

To be approved, Proposal Nos. 2 and 3 must receive a “For” vote from the majority of votes cast either in person or by proxy and entitled to vote on such matter. With respect to Proposal No. 2, shares voting “abstain” and broker non-votes have no effect. With respect to Proposal No. 3, shares voting “abstain” have no effect, and there will be no broker non-votes as brokers have discretionary voting power to vote on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will exist if at least a majority of the outstanding shares entitled to vote at the Annual Meeting are present in person or represented by proxy. On the record date, there were 100,853,927 shares outstanding and entitled to vote at the Annual Meeting. Thus, 50,426,964 shares must be represented in person or by proxy to have a quorum.

8	The Hain Celestial Group, Inc. 2020 Proxy Statement

PROXY STATEMENT SUMMARY

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chair of the Annual Meeting or holders of a majority of the shares present in person or by proxy at the Annual Meeting may adjourn or postpone the Annual Meeting to another time or date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days of the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting our website or contacting our Investor Relations Department by calling (516) 587-5000 or toll free at (877) 612-4246, by writing to the Investor Relations Department, The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, New York 11042 or by sending an email to investorrelations@hain.com.

The Hain Celestial Group, Inc. 2020 Proxy Statement	9

PROPOSAL NO. 1 ELECTION OF DIRECTORS

General

Our Board of Directors is currently composed of eight members, all of whom will stand for re-election at the Annual Meeting. It is proposed that the nominees standing for election be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified.

The Board has nominated, and the proxies will vote to elect, unless otherwise directed, the following individuals as members of the Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified: Richard A. Beck, Dr. Celeste A. Clark, Dean Hollis, Shervin J. Korangy, Mark L. Schiller, Michael B. Sims, Glenn W. Welling and Dawn M. Zier. Each nominee has consented to be nominated and to serve, if elected.

✓	The Board of Directors unanimously recommends that you vote “FOR” the election of each of the nominees.

10	The Hain Celestial Group, Inc. 2020 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

The Director Nominees for Election at the Annual Meeting

Richard A. Beck, Director

Age: 62 Director Since: 2019	Board Committees: • Audit • Corporate Governance and Nominating

Richard A. Beck has been a director since October 2019. Mr. Beck is the founder of Biltmoore Consulting, a consulting firm that advises clients in operations, supply chain optimization, logistics and general management. Prior to founding Biltmoore Consulting in 2016, Mr. Beck served as Senior Vice President, Global Operations of PepsiCo, Inc., one of the world’s leading food and beverage companies, from February 2011 to April 2016. In this role, Mr. Beck established the company’s global operations function and led various successful initiatives that improved productivity, drove automation, technology and global systems and improved environmental, health and safety metrics. Prior to this, Mr. Beck had served in other roles of increasing responsibility for PepsiCo from 1993 to 2011, including President/SVP of Gatorade, SVP, PepsiCo Chicago and SVP, Operations for Frito-Lay. In these roles, Mr. Beck oversaw the manufacturing and distribution of some of PepsiCo’s key brands and led various productivity, environmental and sustainability initiatives. Prior to joining PepsiCo, Mr. Beck served in positions of increasing responsibility at General Electric from 1981 to 1993. Since 2019, Mr. Beck has served on the board of directors and compensation committee of FleetPride, Inc., a leading supplier of parts and maintenance to the commercial trucking industry. Since 2017, he has served on the Executive Council for American Securities LLC, a leading U.S. private equity firm.

Key Attributes, Experience and Skills:

Mr. Beck brings extensive experience in the food and beverage industry. Through his various roles throughout his career, Mr. Beck has developed significant expertise in management, logistics and supply chain optimization, which make him a valuable contributor to the Board. Mr. Beck’s background is also critical as he helps oversee and support the Company’s global sustainability and corporate citizenship initiatives as part of his membership on the Corporate Governance and Nominating Committee.

Celeste A. Clark, Ph.D., Director

Age: 67 Director Since: 2017	Board Committees: • Compensation • Corporate Governance and Nominating

Dr. Celeste A. Clark has been a director since September 2017. Dr. Clark is currently an adjunct professor in the Department of Food Science and Human Nutrition at Michigan State University, where she has served in such position since January 2012. She also has been the principal of Abraham Clark Consulting, LLC, a consulting firm, since November 2011 and consults on nutrition and health policy, regulatory affairs and leadership development. She previously served as Senior Vice President, Global Policy and External Affairs of Kellogg Company, a food manufacturing company, and was the Chief Sustainability Officer. She was a member of the Global Executive Management Team and had an accomplished career spanning nearly 35 years in the food industry. At Kellogg Company, she was responsible for the development and implementation of health, nutrition and regulatory science initiatives globally to ensure consistency in approach and implementation. In addition, she also led global corporate communications, public affairs, philanthropy and several administrative functions. Dr. Clark has served on the board of directors of Wells Fargo & Company since 2018. During the past five years, she has served on the boards of several other public and privately held companies including Mead Johnson Nutrition Company, a pediatric nutrition company, beginning in 2011 until being acquired by Reckitt Benckiser plc in 2017; Diamond Foods, Inc., a leading branded snacks supplier, beginning in 2014 until being acquired by Snyder’s-Lance, Inc. in 2016; AdvancePierre Foods Holdings, Inc., a producer and distributor of ready-to-eat sandwiches, beginning in 2016 until being acquired by Tyson Foods, Inc. in 2017; and Omega Protein Corporation, a manufacturer of fish meal and fish oils, until being acquired by Cooke Inc. in 2017. Dr. Clark also serves as a trustee of the W.K. Kellogg Foundation.

Key Attributes, Experience and Skills:

Dr. Clark brings significant industry experience in various nutrition, consumer products, public policy, risk management and governance matters to our Board. She also brings extensive experience on ESG and sustainability matters to the Board and serves as a key resource for our Sustainability Department. Dr. Clark has served on a number of public company boards, which have provided her with a broad understanding of the governance, operational, financial and strategic issues facing public companies.

The Hain Celestial Group, Inc. 2020 Proxy Statement	11

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Dean Hollis, Director and Chair of the Board

Age: 60 Director Since: 2017	Board Committees: • Corporate Governance and Nominating • Strategy

Dean Hollis has been a director since September 2017 and has been Chair of the Board since December 2018. He is a senior advisor for Oaktree Capital, a $100 billion worldwide private equity firm. Prior to 2008, Mr. Hollis was President and Chief Operating Officer, ConAgra Foods, Consumer Foods and International. In that role, Mr. Hollis developed and executed a worldwide business transformation strategy, while overseeing the largest part of the ConAgra Foods portfolio, including its $12 billion consumer and customer branded businesses, consisting of over 40 global brands in 110 countries. During his 21 years with ConAgra Foods, he held many executive level positions, including: Executive Vice President, Retail Products; President, Grocery Foods; President, Frozen Foods; President, Specialty Foods; and President, Gilardi Foods. Since October 2016, he has been a director and chair of the board of SunOpta Inc., a worldwide leader in healthy foods, specializing in non-GMO and organic products. From 2008 until its 2017 sale to Tyson Foods, Mr. Hollis served as chair of the board and on the compensation committee of AdvancePierre Foods Holdings, Inc., a producer and distributor of ready-to-eat sandwiches. Until its sale to Snyder’s-Lance Inc. in early 2016, he also served on the board of Diamond Foods, Inc., a leading branded snacks supplier, where he served on the audit and nominating and governance committees. Also, until its sale to Pinnacle Foods Inc. in January of 2016, Mr. Hollis served as chair of the board of directors and on the audit committee of Boulder Brands, Inc., a leader and innovator in health and wellness foods. Until October 2015, he also served on the board of Landec Corporation, a developer and marketer of patented polymer products for food, agriculture and licensed partner applications, where he chaired the compensation committee.

Key Attributes, Experience and Skills:

As a result of the various positions he has held in the food industry, Mr. Hollis brings relevant operational experience to our Board. In addition, he has served on a number of public company boards, which have provided him with a broad understanding of the operational, financial and strategic issues facing public companies.

Shervin J. Korangy, Director

Age: 45 Director Since: 2017	Board Committees: • Audit (Chair) • Strategy

Shervin J. Korangy has been a director since September 2017. Since May 2019, he has served as the President and Chief Executive Officer of BVI Medical, Inc., a Texas Pacific Group portfolio company that is a global developer, manufacturer and marketer of specialty products for ophthalmic surgery. Prior to being named President and Chief Executive Officer of BVI Medical, Mr. Korangy served as its Chief Financial Officer and Head of Strategy from April 2017 to May 2019. Prior to joining BVI Medical, Mr. Korangy served as a senior executive of Novartis Group AG, a diversified healthcare products company, from 2010 until March 2017. During his almost seven years at Novartis, he served in various international capacities spanning strategy, M&A, integrations, sales & marketing and general management including serving as the Global Head of Corporate Finance based in Switzerland as well as commercial roles in France, the United Kingdom and Ireland. Previously, he was a Managing Director at The Blackstone Group, an investment firm, which he joined in 1996. During his more than 14 years at Blackstone, he served both as an advisor in the Restructuring & Reorganization business (where he worked with companies in the telecom, manufacturing, retail and financial services industries) and as an investor in the Private Equity business (where he focused on the consumer products, financial services and packaging industries). Mr. Korangy has served on the board of directors of BVI Medical (and as member of its compensation committee) since May 2019; Motus GI, a manufacturer and marketer of medical device products for the gastroenterology, since April 2017 (and as chairperson of its audit committee); and as a senior advisor to Sight Sciences LLC, a provider of medical devices to treat glaucoma and dry eye, since June 2011. Mr. Korangy’s previous corporate board experience includes having served as a director of Pelican Rouge Group, a consumer coffee manufacturer and distributor, from 2014 to 2017 (and as chairperson of its audit committee), Pinnacle Foods Inc., a manufacturer, marketer and distributor of high-quality branded food products, from 2007 to 2009, Bayview Financial, a mortgage finance company, from 2008 to 2009, Ultra Music, a worldwide music media entity, from 2005 to 2010, and as a board observer for Graham Packaging, a leading designer and manufacturer of custom blow-molded plastic containers for consumer products. Mr. Korangy has also served on the Wharton Leadership Advisory Board, established by the Center for Leadership and Change Management at The Wharton School of the University of Pennsylvania, since January 2019.

Key Attributes, Experience and Skills:

Mr. Korangy’s position as the President and Chief Executive Officer at a global company, together with his significant financial and consumer packaged goods business experience, makes him a valuable addition to our Board of Directors. In addition to his strong financial expertise, the Company values his competencies in strategy, mergers and acquisitions, integration and general management.

12	The Hain Celestial Group, Inc. 2020 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Mark L. Schiller, President and Chief Executive Officer and Director

Age: 58 Director Since: 2018	Board Committees: • Strategy (Chair)

Mark L. Schiller has been our President and Chief Executive Officer since November 2018, and has been a director since December 2018. Prior to joining the Company, Mr. Schiller served as the Executive Vice President and Chief Commercial Officer for Pinnacle Foods Inc. from May 2017 to October 2018. In this role, Mr. Schiller led Pinnacle’s Grocery and Frozen segments and key commercial functions utilized across the entire organization, including sales, marketing strategy, innovation, product development, package design, commercialization, productivity, consumer insights and shopper marketing. Before he served as the Executive Vice President and Chief Commercial Officer, Mr. Schiller had served in other roles of increasing responsibility for Pinnacle including, from January 2015 to May 2017, he served as Executive Vice President and President North America Retail; from May 2013 to January 2015, he served as Executive Vice President and President Birds Eye Frozen Division; and from June 2010 to May 2013, he served as Executive Vice President and President Duncan Hines Grocery Division. Prior to joining Pinnacle, Mr. Schiller was employed by PepsiCo., Inc. from March 2002 to April 2010, where he served as the Senior Vice President of Frito Lay New Ventures, President of Quaker Foods and Snacks North America, and Senior Vice President and General Manager of Frito Lay Convenience Foods Division. From 1998 to 2002, Mr. Schiller was Chief Operating Officer and Co-President of Tutor Time Learning Systems, Inc., and, from 1996 to 1998, he served as president of Valley Recreation Products, Inc. Mr. Schiller began his career at the Quaker Oats Company in 1985 and served in various marketing, sales and supply chain roles.

Key Attributes, Experience and Skills:

Mr. Schiller brings significant experience in the consumer packaged goods industry to the Board given his tenure in the industry. Through his various roles throughout his career, he has developed extensive management leadership experience as well as strong competencies in sales, marketing strategy, innovation, product development, package design, commercialization, productivity, consumer insights and shopper marketing.

Michael B. Sims, Director

Age: 61 Director Since: 2019	Board Committees: • Audit • Compensation

Michael B. Sims has been a director since October 2019. Mr. Sims currently serves as Executive Vice President and Chief Financial Officer of Trugreen, a residential and commercial lawn care company. In this role, Mr. Sims is responsible for driving sustainable revenue and EBITDA growth through leadership of finance and supply chain management. Prior to joining Trugreen in February 2019, Mr. Sims served as Senior Vice President, Chief Financial Officer and Treasurer of AdvancePierre Foods Holdings, Inc., a producer and distributor of ready-to-eat sandwiches, from 2012 until its acquisition by Tyson Foods, Inc., in 2017. In this role, Mr. Sims was responsible for the company’s growth-driven, margin-expansion strategy. Prior to joining AdvancePierre Foods, Mr. Sims served in roles of increasing responsibility at Chiquita Brands International Inc., a leading international marketer and distributor of bananas, pineapples and packaged salads, from 1988 to 2012, most recently serving as the company’s Senior Vice President and Chief Financial Officer from 2009 to 2012, and developed expertise in global financial operations, planning and analysis, investor relations and capital markets. Prior to that, Mr. Sims held various positions with Arthur Young & Company (n/k/a Ernst & Young LLP).

Key Attributes, Experience and Skills:

Mr. Sims brings a broad understanding of the food industry and significant financial expertise to the Board, including through his experience as CFO of multiple consumer facing businesses. The Board also values Mr. Sims’ significant transactional experience, including with respect to acquisitions and divestitures.

The Hain Celestial Group, Inc. 2020 Proxy Statement	13

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Glenn W. Welling, Director

Age: 50 Director Since: 2017	Board Committees: • Compensation (Chair) • Strategy

Glenn W. Welling has been a director since September 2017. Mr. Welling has been the founder and Chief Investment Officer of Engaged Capital, LLC since its founding in 2012. Prior to founding Engaged Capital, Mr. Welling was a Principal and Managing Director at Relational Investors, LLC, an investment fund, which he joined in July 2008, where he was responsible for managing the fund’s consumer, healthcare and utility investments. From February 2002 to May 2008, Mr. Welling was a Managing Director of Credit Suisse Group AG, an investment bank, where he also served as the Head of the Investment Banking Department’s Advisory Business. From May 2015 to June 2020, Mr. Welling served as a member of the board of directors of TiVo Corporation, a provider of digital entertainment technology solutions, where he was chairperson of TiVo’s compensation committee and a member of the corporate governance and nominating committee and the strategy committee. Mr. Welling served as a member of the board of directors of Jamba, Inc., a leading restaurant retailer of better-for-you food and beverage offerings, from January 2015 to September 2018, where he also served as the chairperson of its compensation committee and as a member of its finance committee. From 2015 to 2018, Mr. Welling served on the board of directors of Medifast, Inc., a manufacturer of medically based, proprietary healthy living and meal replacement products, where he was a member of the audit, compensation and mergers & acquisitions committees.

Key Attributes, Experience and Skills:

Mr. Welling brings significant finance, investment and consumer products experience to the Board, which makes him a valuable contributor. In addition, he has served on a number of public boards, which has provided him with a broad understanding of the operational, financial and strategic issues facing public companies.

Dawn M. Zier, Director

Age: 55 Director Since: 2017	Board Committees: • Audit • Corporate Governance and Nominating (Chair)

Dawn M. Zier has been a director since September 2017. Ms. Zier was formerly the President and CEO and a member of the board of directors of Nutrisystem, Inc., a leading provider of weight loss solutions and services, from November 2012 until its March 2019 acquisition by Tivity Health, Inc. Ms. Zier then continued with Tivity Health, a leading provider of nutrition, fitness, and social engagement solutions, serving as President/COO and a member of its board of directors, to help with the integration efforts through December 2019. From April 2011 until November 2012, Ms. Zier served as the President of International at Reader’s Digest Association, Inc., a global media and direct marketing company. In February 2013, RDA Holdings, Co., the holding company and parent of Reader’s Digest Association, filed voluntary petitions for reorganization relief pursuant to Chapter 11 of the United States Bankruptcy Code. Ms. Zier serves on the boards of directors of Spirit Airlines, Inc., where she chairs the nominating and corporate governance committee and sits on the compensation committee, and Prestige Consumer Healthcare Inc., where she sits on the audit committee, the compensation and talent management committee and the nominating and corporate governance committee. Over the years, she has also previously served on boards and chaired committees for multiple marketing and media entities, including the Data and Marketing Association’s (DMA) board from 2008 to 2015, where she was a voting director and on the executive committee.

Key Attributes, Experience and Skills:

Ms. Zier is qualified to serve on our Board based on her extensive management leadership experience, which has provided her with significant knowledge of sound corporate governance practices, as well as her international experience and financial acumen. In addition, she has significant consumer product and marketing experience, including digital and e-commerce, as well as food industry expertise, which make her a valuable contributor to the Board.

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BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

The Board of Directors

On an annual basis, the stockholders of the Company elect the Board of Directors, whose primary responsibility is to foster the long-term health, overall success and financial condition of the Company, consistent with its fiduciary duty to our stockholders. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders. The Board oversees the members of senior management, who are charged by the Board with conducting the business of the Company. In addition, the Board has responsibility for establishing broad corporate policies and overseeing our strategy.

Director Independence

Seven of our eight director nominees, consisting of Richard A. Beck, Celeste A. Clark, Dean Hollis, Shervin J. Korangy, Michael B. Sims, Glenn W. Welling and Dawn M. Zier, are “independent directors” as defined in the listing standards of the Nasdaq Global Select Market (“Nasdaq”). Mark L. Schiller was determined not to be independent because he is our President and CEO.

Board Meetings and Attendance

The Board typically holds regular meetings at least once every quarter and holds special meetings when necessary. During the 2020 fiscal year, the Board held nine meetings. We expect directors to attend Board meetings, each annual meeting of stockholders and meetings of the committees on which they serve. All directors standing for re-election who served during fiscal year 2020 attended all of the meetings of the Board and of the committees on which they served during the fiscal year. All of the directors standing for re-election who were also nominated for election at our last annual meeting of stockholders held on November 19, 2019 attended such annual meeting.

In addition to formal Board meetings, management holds monthly update conference calls for the benefit of the Board. While these regularly scheduled monthly update calls are not conducted as formal Board meetings, they allow the Board and management to remain in frequent contact regarding our financial performance, operations and other important matters and initiatives.

In the second half of fiscal year 2020, the Board partnered with management to support the Company through its response to the COVID-19 pandemic. During the early stages of the pandemic, the Board met with members of the executive leadership team on a weekly basis to ensure that the Company was well positioned to protect the health and safety of its employees, meet the evolving demands of its consumers and customers, and navigate global supply chain disruptions. While these COVID-19 updates were not conducted as formal Board meetings, all directors attended these sessions and partnered closely with management to oversee these unprecedented issues.

Board Leadership Structure

While our Board of Directors believes that the separation of the roles of Chairman and Chief Executive Officer is best practice, the Board believes that stockholders are best served if the Board retains flexibility to decide what leadership structure works best for the Company based on the facts and circumstances existing from time to time. At the present time, we have an independent Chair of the Board who is appointed annually by the independent members of the Board. Dean Hollis, an independent member of the Board, was appointed as Chair of the Board in December 2018 and continues to serve in that role.

The key responsibilities of the Chair include:

•	Calling meetings of the Board and independent directors;

•	Setting the agenda for Board meetings in consultation with other directors, the CEO and the Corporate Secretary;

•	Chairing meetings of the Board and executive sessions of the independent directors;

•	Engaging with stockholders;

•	Performing the other responsibilities as requested by the Board; and

•	Establishing and maintaining Board culture.

The Hain Celestial Group, Inc. 2020 Proxy Statement	15

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our CEO has primary responsibility for the operational leadership and strategic direction of the Company, while the Chair of the Board facilitates the Board’s independent oversight of management, promotes communication between management and the Board, engages with stockholders and leads the Board’s consideration of key governance matters. The Board believes its current leadership structure is appropriate at this time because it effectively allocates authority, responsibility and oversight between management and the independent members of the Board.

Board Role in Risk Oversight

Management is responsible for the Company’s day-to-day risk management, and the Board’s role is to engage in informed oversight of, and provide direction with respect to, such risk management. In its oversight role regarding risk management, the Board focuses on understanding the nature of our enterprise risks, including risk in our operations, finances, cyber security and the strategic direction of the Company and reviews and approves the Company’s annual operating plan. The annual operating plan addresses, among other things, the risks and opportunities facing the Company. The Board receives regular updates regarding the Company’s progress against its annual operating plan and reviews quarterly updates regarding the related risks and opportunities. The Board maintains control over significant transactions and decisions that require Board approval for certain corporate actions (including material acquisitions, divestitures and other material uses of the Company’s capital).

The Board has delegated certain risk management oversight responsibilities to the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for discussing with management the Company’s policies and guidelines regarding risk assessment and risk management regarding the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures.

The Compensation Committee regularly reviews the risk and reward structure of executive compensation plans, policies and practices. Considered in this review are program attributes deemed to help mitigate risk, including: (i) the use of multiple performance measures, balanced between short- and long-term objectives; (ii) the Compensation Committee’s application of judgment when determining individual payouts; (iii) the presence of individual payout caps under plans and programs; and (iv) the Compensation Committee’s ability to claw back incentive compensation based on erroneous financial statements. Based upon this review, the Compensation Committee believes that the Company’s compensation programs and policies are not likely to lead to excessive risk taking that could have a material adverse effect on the Company.

The Corporate Governance and Nominating Committee regularly reviews the risks relating to corporate governance, Board composition and succession planning for the executive leadership team. The committee evaluates the Company’s corporate governance structure and makes recommendations to the Board for enhancements to ensure a commitment to best corporate governance practices.

Executive Sessions

Independent directors meet in executive session at regularly scheduled meetings of the Board of Directors without any members of management present. Mr. Hollis, as Chair of the Board, presides over meetings of independent directors.

Director Elections

All directors stand for election annually and are elected by a majority of the votes cast in the case of an uncontested election. Voting is not cumulative.

Director Nomination Process and Stockholder Nominations

Taking into account the recommendations of the Corporate Governance and Nominating Committee, the Board reviews Board composition and considers new director candidates as necessary throughout the fiscal year.

When considering potential director nominees, the Corporate Governance and Nominating Committee reviews desired experience, skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board. In addition to these minimum requirements, the Corporate Governance

16	The Hain Celestial Group, Inc. 2020 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

and Nominating Committee evaluates director candidates based on a number of qualifications, including displayed ethical standards, integrity, sound business judgment and a willingness to devote adequate time to Board duties. Although we do not have a formal policy regarding Board diversity, the Corporate Governance and Nominating Committee seeks to include members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. Consistent with past practices, the Board is committed to a strong and diverse membership and to a thorough process to identify those individuals who can best contribute to the Company’s continued success.

The Board of Directors and the Corporate Governance and Nominating Committee begin the process of identifying and evaluating director nominees by seeking recommendations from a wide variety of contacts, including current executive officers and directors, and industry, academic and community leaders. The Board or the Corporate Governance and Nominating Committee may retain a search firm to identify and screen candidates, conduct background checks, prepare biographies for review by the Corporate Governance and Nominating Committee and the Board and assist in scheduling interviews. The Corporate Governance and Nominating Committee and one or more of our other directors interview candidates.

The Corporate Governance and Nominating Committee’s charter provides that the Committee shall consider written proposals for director nominees from stockholders in accordance with our Corporate Governance Guidelines and our Amended and Restated By-Laws. The Corporate Governance and Nominating Committee will consider candidates recommended by stockholders, and a stockholder wishing to submit a recommendation should send a letter to our Corporate Secretary at The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, NY 11042. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation” and, in order to be considered for the 2021 annual meeting of stockholders, must be received by us no later than June 15, 2021. The letter must identify the author as a stockholder, demonstrate evidence of ownership, provide a complete listing of the candidate’s qualifications to serve on the Board, the candidate’s current principal occupation, most recent five-year employment history, current directorships and a statement that the proposed nominee has consented to the nomination, as well as contact information for both the candidate and the author of the letter.

In addition, our Amended and Restated By-Laws permit stockholders who satisfy certain ownership, notice and informational requirements to submit director nominations for inclusion in the Company’s proxy statement. For more information regarding this process, stockholders should consult our Amended and Restated By-Laws as well as “Stockholder Proposals and Other Communications” below.

Diversity and Inclusion

Diversity and Inclusion remain key priorities for the Board and the Company. Under the leadership of our Corporate Governance and Nominating Committee, which has been tasked more broadly with formal review of the Company’s Human Capital Management program, including its Diversity and Inclusion initiatives, the Board is focused on recruiting and retaining a diverse management team and ensuring that diverse skills, backgrounds, attributes and experiences are reflected on the Board. This diversity enables the Board to provide meaningful oversight for key strategies and risks and enhances the Board’s ability to bring different insights and experiences to its decision making. It is also reflective of the Company’s consumer base and employee workforce that the Board endeavors to support. Of the eight director nominees, two are female, one of whom is racially diverse.

We believe that the focus on diversity and inclusion positions the Company to deliver successful consumer innovation and meet the changing demands of consumers more holistically. During fiscal year 2020, the Board assisted the Company in recruiting and retaining a diverse management team, with the addition of three diverse new hires to the Company’s senior management team. Of the non-administrative senior leaders that report to the CEO, 36% are female or ethnically diverse.

The Hain Celestial Group, Inc. 2020 Proxy Statement	17

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Skills, Experience and Qualifications

We seek directors with collective skills and experience to successfully guide the Company and oversee our long-term strategy. Our Corporate Governance and Nominating Committee is committed to identifying directors for nomination with the highest ethical values and integrity, mature judgment, unbiased perspective and the deep expertise necessary to achieve the long-term objectives of stockholders and provide the proper oversight and counsel to the Company. As part of this process and in consultation with the Board, the Corporate Governance and Nominating Committee has identified the following skills and experience it believes are necessary for the Board to fulfill its current and future obligations and support the Company’s unique long-term strategy.

Name
	Executive Leadership Experience	Public Company Board	Industry Experience	International	Operational Experience	Financial and Accounting Expertise	Risk and Crisis Management	Marketing/ E-Commerce	M&A Experience	Human Capital/ Culture Management	Sustainability/ ESG

Richard A. Beck	✓		✓	✓			✓				✓

Celeste A. Clark	✓	✓	✓	✓			✓		✓	✓

Dean Hollis	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓

Shervin J. Korangy	✓	✓		✓	✓	✓	✓	✓

Mark L. Schiller			✓	✓	✓	✓	✓	✓	✓	✓	✓

Michael B. Sims	✓		✓	✓	✓		✓		✓

Glenn W. Welling	✓		✓	✓		✓	✓		✓	✓	✓

Dawn M. Zier	✓	✓	✓	✓	✓	✓	✓		✓	✓

✓	=	director possesses the skill / experience / expertise

	=	area for which the Board particularly draws upon the director’s deep expertise

Committees of the Board

The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Strategy Committee. All members of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are independent directors, as defined in the applicable listing rules for companies listed on Nasdaq. The Board of Directors has adopted a written charter for each committee, current copies of which are available on our website at hain.com under Investor Relations – Corporate Governance.

While the Chairperson and directors on each committee are accountable for carrying out the responsibilities for each committee, all directors are invited to attend the regularly scheduled committee meetings, at least on a quarterly basis.

The Audit Committee

The Audit Committee’s primary purpose is to assist the Board’s oversight of (1) the integrity of the Company’s financial statements, (2) the independent auditor’s qualifications, independence and performance and (3) the performance of the Company’s internal controls and procedures. In fulfilling its purpose, the Committee’s principal duties include appointing, retaining and terminating our independent auditor, overseeing the work of and evaluating the independence of the independent auditor, reviewing with the independent auditor their reports as well as oversight responsibilities with respect to our financial statements, disclosure practices, accounting policies and procedures.

Our Audit Committee is composed of Richard A. Beck, Shervin J. Korangy, Michael B. Sims and Dawn M. Zier, with Mr. Korangy acting as chair. The Board has determined that each member of the Audit Committee (1) is “independent” as defined by

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

applicable SEC rules and the listing standards of Nasdaq applicable to Board and committee service, (2) has not participated in the preparation of our financial statements or those of any of our current subsidiaries at any time during the past three years and (3) is able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, the Board has determined that each of Messrs. Korangy and Sims and Ms. Zier is an “audit committee financial expert” as defined by applicable SEC rules. Audit Committee members are not permitted to serve on the audit committees of more than two other public companies. During fiscal year 2020, the Audit Committee held eight meetings. See “Report of the Audit Committee.”

The Compensation Committee

The Compensation Committee reviews and approves all compensation arrangements for our CEO and our other executive officers, including employment agreements, base salaries, annual and long-term incentive arrangements, the form and amount of equity awards, and severance and change-in-control arrangements. The Compensation Committee’s duties include reviewing our compensation strategy on an annual basis to ensure that such strategy supports our objectives and stockholder interests and that executive officers are rewarded in a manner consistent with such strategy.

Our Compensation Committee is composed of Celeste A. Clark, Michael B. Sims and Glenn W. Welling, with Mr. Welling acting as chair. The Board has determined that each member of the Compensation Committee is “independent” as defined by the listing standards of Nasdaq applicable to Board and committee service. During fiscal year 2020, the Compensation Committee held six meetings.

Our Compensation Committee is authorized to engage an independent compensation consultant with respect to executive and director compensation matters. For fiscal year 2020, the Compensation Committee engaged ClearBridge Compensation Group, LLC (“ClearBridge”) as its independent compensation consultant. The Compensation Committee has assessed the independence of ClearBridge pursuant to the applicable Nasdaq rules and determined that its engagement does not raise any conflict of interest.

The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee’s duties require the Committee to, among other things, (1) identify individuals qualified to serve on the Board and to recommend that the Board select director nominees to be considered for election at our next annual meeting of stockholders or to be appointed by the Board to fill an existing or newly created vacancy on the Board, (2) identify members of the Board to serve on each Board committee and to serve as chair thereof and recommend each such member and chair to the Board, (3) develop and revise, as appropriate, our Corporate Governance Guidelines and recommend such guidelines or the revision of such guidelines to the Board, (4) oversee our strategy on global sustainability and corporate citizenship, including evaluating the impact of our practices on communities and individuals, (5) oversee the evaluation by the Board of itself and its committees, and (6) review and assess the management succession plan for the CEO and the leadership team. This year, the Corporate Governance and Nominating Committee added to its charter the formal review of the Company’s Human Capital Management program, including its Diversity and Inclusion initiatives.

Our Corporate Governance and Nominating Committee is composed of Richard A. Beck, Celeste A. Clark, Dean Hollis and Dawn M. Zier, with Ms. Zier acting as chair. The Board has determined that each member of the Corporate Governance and Nominating Committee is “independent” as defined in the listing standards of Nasdaq applicable to Board and committee service. During fiscal year 2020, the Corporate Governance and Nominating Committee held six meetings.

The Strategy Committee

The Strategy Committee was established in December 2018 as a continuation of a prior “Working Group” of the Board of Directors. The purpose of the Strategy Committee is to (1) continuously evaluate various strategic alternatives for the Company and its portfolio of brands and make recommendations to the Board of Directors regarding such alternatives and (2) provide input to the Company’s management in their development of the Company’s long-term corporate strategy.

Our Strategy Committee is composed of Dean Hollis, Shervin J. Korangy, Mark L. Schiller and Glenn W. Welling, with Mr. Schiller acting as chair. The Strategy Committee meets at least quarterly on a formal basis and generally meets weekly by conference call to discuss informal updates on the Company’s strategy and potential strategic transactions. During fiscal year 2020, the Strategy Committee held six formal meetings.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Committee Composition

The members and chairs of the committees as of the date of this proxy statement are summarized in the table below:

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Strategy Committee

Richard A. Beck	Member	—	Member	—

Celeste A. Clark	—	Member	Member	—

Dean Hollis	—	—	Member	Member

Shervin J. Korangy	Chair	—	—	Member

Mark L. Schiller	—	—	—	Chair

Michael B. Sims	Member	Member	—	—

Glenn W. Welling	—	Chair	—	Member

Dawn M. Zier	Member	—	Chair	—

Board and Committee Self-Evaluations

Pursuant to our Corporate Governance Guidelines and committee charters, the Board and its committees annually conduct self-assessments. The Corporate Governance and Nominating Committee oversees the process. Self-evaluation topics generally include, among other matters, Board and committee composition and structure, effectiveness of the Board and committees, meeting agendas and governance and Board interaction with management. The Board discusses the results of each annual self-evaluation and, based on the results, implements enhancements and other modifications as appropriate. Similarly, the results of each committee evaluation are generally discussed at subsequent committee meetings for the relevant committee. Individual feedback is provided to Board members by the Chair of the Board.

Website Access to Corporate Governance Documents

We have adopted a “Code of Ethics,” as defined in the regulations of the SEC, which applies to all our directors and employees, including our principal executive officer and principal financial officer. Copies of the charters for committees of our Board, as well as our Corporate Governance Guidelines and Code of Business Conduct and Ethics, are available free of charge on our website at hain.com under Investor Relations – Corporate Governance or by writing to Investor Relations, The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, NY 11042. If the Company ever were to amend or waive any provision of its Code of Business Conduct and Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any of our other filings made with the SEC.

Compensation of Directors

Our compensation program for non-employee directors is designed to:

•	Attract and retain highly qualified non-employee directors;

•	Fairly compensate non-employee directors for work required in a company of our size and scope; and

•	Align the interests of non-employee directors with those of our stockholders by paying a portion of non-employee director compensation in shares of restricted stock.

Directors who are also employees of the Company receive no additional compensation for their service on our Board. Accordingly, Mark L. Schiller, our President and CEO, does not receive any compensation for his service on the Board.

Each year, the Compensation Committee and our Board review and determine compensation for our non-employee directors with the assistance of ClearBridge, the Compensation Committee’s independent compensation consultant. On a periodic basis,

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

ClearBridge provides the Compensation Committee with an assessment of trends and developments in director compensation practices and benchmarks our director compensation program against our compensation peer group.

Annual non-employee director compensation covers the period of service between annual meetings of stockholders. With respect to the period from our 2019 annual meeting to the 2020 Annual Meeting, the Compensation Committee and the Board did not make any modifications to the standard compensation program for our non-employee directors in comparison to the prior year, keeping the following program in effect:

Compensation Component	Amount ($)

Annual base retainer for all non-employee directors	53,000

Additional annual fee for Chair of the Board	100,000

Additional annual fee for Chair of Audit Committee	20,000

Additional annual fee for Chair of Compensation Committee	15,000

Additional annual fee for Chair of Corporate Governance and Nominating Committee	10,000

Additional annual fee for non-chair committee members (Audit, Compensation, Corporate Governance and Nominating, and Strategy Committees)	5,000
Annual base restricted stock award for all non-employee directors	170,000

In addition to our standard compensation program, each non-employee member of the Strategy Committee received a special restricted stock award in November 2019 with a grant date fair value of $100,000. This additional restricted stock award was made in recognition of the significant time commitment of Strategy Committee members since the inception of the committee in December 2018, with the committee generally meeting weekly by conference call to guide the Company’s simplification strategy and evaluate potential strategic transactions to recommend to the Board. While the Strategy Committee generally continues to meet on a weekly basis, the Compensation Committee does not intend to recommend an additional award to members of the Strategy Committee for the upcoming compensation cycle covering the period from the 2020 Annual Meeting through our 2021 annual meeting.

Each non-employee director may elect to forgo any cash payments and receive their entire Board compensation in the form of restricted stock. All non-employee directors who were elected at the 2019 annual meeting of stockholders elected to receive 100% of their compensation for the service period from the 2019 annual meeting to the 2020 Annual Meeting in the form of restricted stock that was granted on November 19, 2019 and is scheduled to vest on November 19, 2020.

Fiscal Year 2020 Director Compensation

The following table sets forth the compensation paid by us to our non-employee directors during the fiscal year ended June 30, 2020.

Name [1]	Fees Earned or Paid in Cash [2] ($)	Stock Awards [3], [4] ($)	Total ($)

Richard A. Beck [5]	31,500	170,000	201,500

Celeste A. Clark	63,000	170,000	233,000

Dean Hollis	163,000	270,000	433,000

Shervin J. Korangy	78,000	270,000	348,000

Michael B. Sims [5]	31,500	170,000	201,500

Glenn W. Welling [6]	75,500	270,000	345,500

Dawn M. Zier	65,500	170,000	235,500

Roger Meltzer [7]	53,000	170,000	223,000

1

Directors who are also employees of the Company receive no additional compensation for their service on our Board. Accordingly, Mark L. Schiller, our current President and CEO, did not receive any compensation for his service on the Board.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Compensation paid to Mr. Schiller in connection with his employment is set forth in the Summary Compensation Table on page 35.
2

Under SEC rules, cash fees forgone at the election of a director for which equity compensation was instead received are included in the Fees Earned or Paid in Cash column. All amounts in this column were received in the form of restricted stock.

3

The amounts shown in the Stock Awards column represent the grant date fair value of stock awards granted during the fiscal year, calculated in accordance with ASC Topic 718. The assumptions used by the Company in calculating these amounts are included in Note 2 (under the heading “Stock-Based Compensation”) and Note 15 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020.

The amounts shown in the Stock Awards column omit cash fees elected to be received in the form of restricted stock, which are reported in the Fees Earned or Paid in Cash column. See footnote 2 above. Accordingly, the amounts shown in the Stock Awards column represent the grant date fair value of the annual base restricted stock award for non-employee directors along with the special restricted stock award for non-employee members of the Strategy Committee discussed above.

4

The total number of shares underlying outstanding stock awards for each non-employee director as of June 30, 2020 was as follows: Richard A. Beck (9,354 shares), Celeste A. Clark (11,807 shares), Dean Hollis (19,836 shares), Shervin J. Korangy (16,424 shares), Michael B. Sims (9,354 shares), Glenn W. Welling (8,074 shares) and Dawn M. Zier (11,384 shares). All such awards are in the form of restricted stock.

5	Messrs. Beck and Sims joined the Board in October 2019.
6

On April 16, 2020, Mr. Welling donated 8,149 shares of restricted stock representing his remaining director compensation for calendar year 2020 to assist employees of the Company who have been adversely affected by the COVID-19 pandemic. Under SEC rules, the amounts shown for Mr. Welling have not been reduced to reflect his donation and forfeiture of the 8,149 shares, which had a grant date fair value of $202,992. If Mr. Welling’s fiscal year 2020 director compensation had been reduced to reflect his donation, the amount shown in the Stock Awards column would have been reduced by $159,781 and the amount in the Fees Earned or Paid in Cash column would have been reduced by $6,711. The remaining $36,500 of the donation relates to fiscal year 2021 cash fees forgone for restricted stock.

7

Mr. Meltzer resigned as a member of the Board effective February 6, 2020. The Board approved the acceleration of the vesting of unvested restricted stock held by Mr. Meltzer upon the effective date of his resignation.

Director Stock Ownership Guidelines

The Board strongly believes that the directors should have a meaningful ownership interest in the Company and, to that end, has implemented stock ownership guidelines for our directors. The ownership guidelines require directors to own, at a minimum, the value of five times the annual cash compensation (excluding additional cash compensation to committee chairs and members) in shares of Hain Celestial common stock within the later of five years after a director is first elected to the Board or five years after the implementation of the guidelines. All directors are currently in compliance with the guidelines or are expected to meet the stock ownership guidelines within the five-year period.

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MANAGEMENT

Executive Officers

The following information describes the background and business experience of our executive officers as of the date of this proxy statement:

Mark L. Schiller, President and Chief Executive Officer

Age: 58

A description of Mr. Schiller’s background and business experience is provided under “Proposal No. 1 Election of Directors” which begins on page 10.

Javier H. Idrovo, Executive Vice President and Chief Financial Officer

Age: 52

Mr. Idrovo has served as our Executive Vice President and Chief Financial Officer since December 2019. Prior to joining the Company, Mr. Idrovo served as Chief Accounting Officer of The Hershey Company, a global producer of chocolate, sweets, mints, gum and other snacks, from August 2015 to November 2019, with responsibilities including all aspects of the accounting, tax and treasury functions, including external reporting, operation of internal controls over financial reporting, and financial reporting. Prior to becoming Chief Accounting Officer, Mr. Idrovo served as Senior Vice President, Finance and Planning of The Hershey Company from 2011 to August 2015 and as Senior Vice President, Strategy and Business Development from 2008 to 2011. Prior to joining The Hershey Company, Mr. Idrovo served in various roles of increasing responsibility at Dole Food Company, a global producer and marketer of fruit and vegetables, from 2001 to 2008, most recently serving as President of Dole Packaged Foods from 2006 to 2008. Prior to that, Mr. Idrovo served in various roles of increasing responsibility at The Boston Consulting Group, Inc. from 1990 to 1993 and from 1995 to 2001.

Christopher J. Boever, Executive Vice President and Chief Commercial Officer

Age: 53

Mr. Boever has served as our Executive Vice President and Chief Commercial Officer since February 2020, and previously served as our Executive Vice President and Chief Customer Officer from January 2019 to February 2020. Mr. Boever oversees the Company’s commercial operations and sales and customer agenda in North America and is also responsible for helping ensure the Company transforms its innovation capabilities. Mr. Boever has more than 20 years of consumer packaged foods industry experience. From 2011 to January 2018, Mr. Boever was Executive Vice President, Chief Customer Officer and President of Foodservice of Pinnacle Foods Inc., where he was responsible for overseeing its multi-billion dollar businesses to reshape and reinvigorate growth. Prior to Pinnacle, Mr. Boever served in roles of increasing responsibility in strategic planning, operations management and sales at ConAgra Brands, Inc. from 2007 to 2011 and at Hormel Foods Corporation from 1991 to 2007.

Kristy Meringolo, Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Age: 39

Ms. Meringolo has served as our Senior Vice President, General Counsel and Chief Compliance Officer since April 2018, and was appointed as Corporate Secretary in May 2019. Ms. Meringolo oversees all legal affairs of the Company as well as corporate compliance initiatives. She previously served as Senior Vice President, Senior Litigation Counsel and Chief Compliance Officer of the Company from April 2017 to April 2018. Prior to that, from 2011 until joining the Company in April 2017, Ms. Meringolo worked at Avon Products, Inc. in a series of roles of increasing responsibility, with her most recent role as Vice President, Associate General Counsel, Litigation, Marketing and Intellectual Property where she oversaw legal responsibilities for a variety of matters including litigation, government investigations and providing counsel to the Ethics and Compliance team. Previously, Ms. Meringolo was an attorney at the law firm DLA Piper LLP (US), where she practiced litigation law and advised clients on corporate compliance initiatives.

The Hain Celestial Group, Inc. 2020 Proxy Statement	23

MANAGEMENT

Jeryl Wolfe, Executive Vice President and Chief Supply Chain Officer

Age: 60

Mr. Wolfe has served as our Executive Vice President and Chief Supply Chain Officer since April 2019. Mr. Wolfe is responsible for leading the Company’s supply chain organization including supply chain planning, logistics, contract management, continuous improvement, plant operations and procurement, as well as leading the Company’s Information Technology organization. Mr. Wolfe has over 30 years of supply chain leadership experience. Prior to joining the Company, from November 2017 to April 2019, Mr. Wolfe was a Senior Advisor at AlixPartners, a consulting firm. From December 2014 to October 2017, he was Chief Executive Officer and Founder of Vivanda, Inc., a food-industry technology business dedicated to bringing consumers, manufacturers and retailers closer together using data analytics. From 2000 to December 2014, Mr. Wolfe served in roles of increasing responsibility at food company McCormick & Company, Incorporated, most recently as CIO, Connected Commerce Executive from 2011 to December 2014. Before joining McCormick, Mr. Wolfe was a partner at the accounting and consulting firm Ernst & Young (now EY). He began his career as a founding member of supply-chain software and consulting start-up Manugistics Group, Inc.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) explains our overall compensation philosophy and approach, describes the material components of our executive compensation programs and details the determinations made by the Compensation Committee for the compensation awarded with respect to the Company’s fiscal year ended June 30, 2020 to the following current and former executive officers (“named executive officers” or “NEOs”):

Executive	Position

Mark L. Schiller	President and Chief Executive Officer

Javier H. Idrovo	Executive Vice President and Chief Financial Officer

Christopher J. Boever	Executive Vice President and Chief Commercial Officer

Kristy Meringolo	Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Jeryl Wolfe	Executive Vice President and Chief Supply Chain Officer

James M. Langrock*	Former Executive Vice President and Chief Financial Officer

*	Mr. Langrock served as Executive Vice President and Chief Financial Officer until December 2019 and therefore is an NEO for the fiscal year ended June 30, 2020 under SEC rules.

Executive Overview

Last year, the Company set forth a transformational strategy designed to accelerate change and drive sustainable, profitable growth. To develop and execute this strategy, in November 2018, the Board hired a new President and CEO, Mark L. Schiller, a senior executive and veteran in consumer-packaged goods, with a proven track record of building operational capability. The Board assisted Mr. Schiller in recruiting and developing an experienced global management team to lead the Company’s transformation. The management team has been keenly focused on the execution of its strategy, which is centered around four strategic pillars: (1) Simplifying the portfolio and organization, (2) Strengthening core capabilities, (3) Expanding margins and cash flow, and (4) Reinvigorating profitable topline growth in a core set of brands.

In fiscal year 2020, the Company continued to execute this strategy, despite the unprecedented changes and new challenges faced as a result of the COVID-19 pandemic. The Company delivered on the aggressive financial targets that served as the foundation for its executive compensation programs, which were put into place at the start of the fiscal year. In the first two quarters of the fiscal year, the Company demonstrated its ability to meet and exceed its financial goals and strategic plans. The Company continued to reshape its portfolio, refine its organizational structure to align with delivering its transformational strategy and generate profitable growth. In the second half of the fiscal year, the Company saw accelerated topline growth and profit expansion, as consumer demand for our products increased and consumers were experiencing more at home eating occasions during the COVID-19 pandemic. Our foundational skills and execution of our strategy allowed us to meet the changing needs of our consumers and respond to a surge in demand for our products. We delivered financial results that met or exceeded the Company’s expectations and original fiscal year 2020 guidance.

The Company’s transformational strategy and the metrics it uses to measure its success serve as the foundation for the Company’s executive compensation programs and support the Compensation Committee’s pay for performance philosophy. In fiscal year 2020, our executive compensation programs were consistent with the fiscal year 2019 programs and were designed to ensure that executive compensation was tied to the continued execution of the Company’s transformational strategy and strong financial performance, thereby continuing to align the executive management team with stockholder interests.

Stockholder Feedback on Compensation

Our Board, the Compensation Committee and our management team value stockholder perspectives on our executive compensation program and consider the outcome of the annual stockholder advisory vote on executive compensation – the “Say on Pay” vote. At our 2019 annual meeting of stockholders in November 2019, the compensation of our named executive officers was approved by over 95% of votes cast. We believe that outcome reflects stockholders’ strong support for the Company’s redesigned compensation program and the considerable changes the Compensation Committee has made to the Company’s pay practices since the beginning of fiscal year 2019.

The Hain Celestial Group, Inc. 2020 Proxy Statement	25

EXECUTIVE COMPENSATION

We believe we are uniquely situated with respect to having insight into stockholder perspectives on executive compensation. The Chair of our Compensation Committee, Glenn W. Welling, is the principal of Engaged Capital, LLC (“Engaged Capital”), which beneficially owns approximately 16% of our outstanding common stock and is our largest stockholder. Accordingly, we have the benefit of inherent alignment of our major compensation decisions with the interests of stockholders. In addition to the input we receive from Mr. Welling and Engaged Capital, members of our management team and Board engage with our institutional stockholders in meetings and calls throughout the year. During fiscal year 2020, we held telephonic and in-person meetings with 33 stockholders who collectively held approximately 54% of our outstanding common stock.

The Compensation Committee considered the 2019 Say on Pay vote outcome and the feedback received from stockholders since the beginning of fiscal year 2019 and did not make any material structural changes to our compensation programs for fiscal year 2020.

Executive Compensation Practices at a Glance

What We Do ✓		What We Do NOT Do ✗
✓	DO align annual incentive pay and performance by linking annual incentive compensation to the achievement of performance goals tied to Company strategic objectives	✗	NO guaranteed cash incentives, equity compensation or salary increases for NEOs
✓	DO align long-term incentive pay and performance by linking long-term compensation to the achievement of rigorous TSR goals	✗	NO single trigger acceleration of equity awards granted since the beginning of fiscal year 2019
✓	DO cap payouts for annual incentive and LTIP awards	✗	NO acceleration of performance-based equity awards without regard to performance goals, with any acceleration upon a qualifying termination of employment subject to proration as well as the attainment of performance goals measured through the date of the acceleration event
✓

DO maintain rigorous stock ownership guidelines (6x base salary for the CEO, 3x base salary for Executive Vice Presidents, 2x base salary for other executive officers and 5x annual cash compensation (excluding additional cash compensation to committee chairs and members) for non-employee directors)

		✗	NO executive pension or executive retirement plans for any of our NEOs
✓	DO maintain a clawback policy with respect to cash and equity incentive compensation	✗	NO compensation or incentives that encourage unnecessary or excessive risk taking
✓	DO conduct annual compensation review and approval of our compensation philosophy and strategy	✗	NO tax gross ups
✓	DO appoint a Compensation Committee comprised solely of independent directors	✗	NO pledging of any of our securities by directors, executive officers or other employees
✓	DO use an independent compensation consultant engaged by our Compensation Committee	✗	NO hedging or derivative transactions by directors, executive officers or other employees involving our securities
✓	DO have a majority of executive compensation at risk based on corporate performance	✗	NO significant perquisites

Compensation Philosophy and Objectives

Compensation Philosophy

We believe a majority of the compensation for our NEOs should be dependent on the success of our Company so that the interests of our NEOs are aligned with the long-term interests of our stockholders. Accordingly, a majority of executive compensation is designed to be “at risk” and dependent on achieving quantitative performance goals. The Compensation Committee reviews our compensation design and philosophy on at least an annual basis to ensure that our executive compensation program continues to support the Company’s strategy, objectives and stockholder interests.

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EXECUTIVE COMPENSATION

Executive Compensation Program Objectives

We provide a competitive total compensation package to our executive management team through a combination of base salary, annual incentives, long-term incentives and other compensation, as well as severance and change-in-control arrangements.

The primary objectives of our executive compensation program are to:

•	Attract, motivate and retain key employees with outstanding talent and ability;

•	Align the interests of our executives with the interests of our stockholders;

•	Reward performance, with a meaningful portion of compensation tied to Company goals;

•	Promote the creation of long-term stockholder value; and

•	Structure executive compensation in a manner that promotes our strategic, financial and operating performance objectives, without encouraging unnecessary or excessive risk taking.

Our compensation elements are designed to achieve the objectives set forth above as follows:

•	Base salary and benefits are designed to attract and retain executives by providing regular and continued payments that are appropriate for their position, experience and responsibilities;

•

Annual performance-based awards are designed to focus our executives on objectives each year that are generally operational and drive specific performance needed to achieve short-term targets that are part of our long-term growth and profitability goals;

•	Long-term incentives are designed to align our executives’ interests with those of our stockholders and to motivate executives to generate value for our stockholders over the long term; and

•

Severance and change-in-control arrangements are designed to mitigate the distraction of our key executives when faced with a potential change in control or other possible termination situations and to facilitate our ability to attract and retain executives as we compete for talented individuals in a marketplace where such protections are commonly offered.

Compensation Mix

The following charts show the mix of fixed and at risk target annual compensation for our CEO and for our other current NEOs as a group (Messrs. Idrovo, Boever and Wolfe and Ms. Meringolo). Fixed compensation represents annual base salaries in effect for fiscal year 2020. At risk compensation is comprised of target annual bonuses under the Annual Incentive Plan and the annualized face value of the NEOs’ target awards under the 2019-2021 Long-Term Incentive Plan.

How Executive Pay is Established

Role of the Compensation Committee

The Compensation Committee reviews and approves all compensation arrangements for our CEO and our other executive officers, including employment agreements, base salaries, annual and long-term incentive arrangements, the form and amount of equity awards, and severance and change-in-control arrangements. The Compensation Committee’s duties include reviewing our compensation strategy on an annual basis to ensure that such strategy supports our objectives and stockholder interests and that executive officers are rewarded in a manner consistent with such strategy.

The Hain Celestial Group, Inc. 2020 Proxy Statement	27

EXECUTIVE COMPENSATION

Our Compensation Committee is authorized to engage an independent compensation consultant to assist the Compensation Committee with its roles and responsibilities. The Compensation Committee engaged ClearBridge Compensation Group, LLC (“ClearBridge”) as its independent compensation consultant in fiscal year 2018, and ClearBridge has remained in the role of the Compensation Committee’s independent compensation consultant through fiscal year 2020.

Role of Management

From time to time, members of our Human Resources, Finance and Legal departments work with our CEO to recommend certain terms of our compensation plans and programs to the Compensation Committee, to develop financial and other goals that are utilized under those programs and to prepare analyses to assist the Compensation Committee in making its decisions.

Our CEO makes recommendations to the Compensation Committee regarding compensation determinations for other executive officers, but does not participate in compensation determinations regarding his own compensation. Our CEO is subject to the same Company performance goals as our other executive officers, all of which are determined and approved by the Compensation Committee.

Benchmarking / Peer Group

A key objective of our executive compensation program is to ensure that total direct compensation is competitive with the companies against which we compete for talent. The Compensation Committee uses compensation data from a peer group as general guidance and as one of many factors that inform its judgment of appropriate compensation parameters for target compensation levels. When using peer group data, the Compensation Committee references the 50th percentile, recognizing that the specific positioning for each NEO is determined on a case-by-case basis considering multiple factors.

Each year, the Compensation Committee evaluates its previously-selected peer group and determines which companies best reflect the Company’s competitors for talent. During the fourth quarter of fiscal year 2019, the Compensation Committee, with the assistance of ClearBridge, conducted its annual evaluation of the Company’s peer group to be used in connection with fiscal year 2020 compensation determinations. The Compensation Committee and ClearBridge evaluated existing peer group companies and potential new peer group companies with respect to enterprise value, revenue and industry, including changes thereto resulting from M&A activity. Based on those criteria, the Compensation Committee replaced Darling Ingredients Inc., Helen of Troy Limited, Lamb Weston Holdings, Inc., Pinnacle Foods Inc. and United Natural Foods, Inc., which were included in the fiscal year 2019 peer group, with Hostess Brands, Inc. and The Simply Good Foods Company. Following these changes, our peer group for fiscal year 2020 was established as follows:

• B&G Foods, Inc.	• Post Holdings, Inc.

• Edgewell Personal Care Company	• Prestige Consumer Healthcare Inc.

• Flowers Foods, Inc.	• Revlon, Inc.

• Fresh Del Monte Produce Inc.	• The Simply Good Foods Company

• Hostess Brands, Inc.	• SunOpta Inc.

• J&J Snack Foods Corp.	• TreeHouse Foods, Inc.

• Lancaster Colony Corporation

Base Salary

The base salaries of our NEOs are reviewed on an annual basis by our Compensation Committee and our CEO (other than with respect to his own salary which is reviewed and determined by our Compensation Committee). This review is supplemented by market data, as well as assessments of the performance of our executive officers by our Compensation Committee. We pay base salaries to our NEOs to compensate them for their day-to-day services. The salaries typically are used to recognize the experience, skills, knowledge, past performance and responsibilities of each NEO. The Compensation Committee determined to increase Mr. Schiller’s salary from $900,000 to $1,000,000 for fiscal year 2020 to reflect his strong performance as a leader since his hire, including significant progress against the Company’s transformation objectives.

28	The Hain Celestial Group, Inc. 2020 Proxy Statement

EXECUTIVE COMPENSATION

For fiscal year 2020, the Compensation Committee approved the following increases to the annual base salaries for the NEOs:

Name	Fiscal Year 2019 Annual Base Salary	Fiscal Year 2020 Annual Base Salary

Mark L. Schiller	$900,000	$1,000,000

Javier H. Idrovo [1]	—	$ 550,000

Christopher J. Boever	$525,000	$ 532,513

Kristy Meringolo	$385,000	$ 406,900

Jeryl Wolfe [2]	$425,000	$ 453,600

James M. Langrock [3]	$550,000	$ 558,400

1	Mr. Idrovo joined the Company as Executive Vice President and Chief Financial Officer on December 2, 2019, during fiscal year 2020.
2

Mr. Wolfe’s annual base salary was initially increased to $428,600 at the beginning of fiscal year 2020 and was further increased to $453,600 in November 2019 in connection with his assumption of additional responsibilities.

3	Mr. Langrock departed the Company in December 2019.

Annual Incentive Plan

A key executive compensation objective is to have a majority of each NEO’s compensation be tied to the Company’s performance. To this end, the Company’s Annual Incentive Plan (“AIP”) is based on performance against key financial objectives designed to drive the specific performance needed to foster the Company’s growth and profitability.

Fiscal Year 2020 AIP Award Opportunities

At the beginning of fiscal year 2020, the Board approved our fiscal year 2020 operating plan. Similar to fiscal year 2019, the Company’s primary focus at the beginning of fiscal year 2020 was improving margins and establishing a path towards long-term profitable growth, with the timing of a turnaround in net sales remaining uncertain as management continued to focus its near-term efforts on identifying opportunities for operational efficiency. As a result, in designing the AIP for fiscal year 2020 (the “2020 AIP”), the Compensation Committee again decided to utilize adjusted EBITDA as the sole Company performance metric for the NEOs. Based on the Company’s expected range of possible results for fiscal year 2020 adjusted EBITDA, the Compensation Committee established a range of adjusted EBITDA goals and associated payouts set forth below. For Company performance between specifically enumerated goals, the payout percentage is interpolated on a straight-line basis. For the NEOs other than Mr. Schiller, after Company performance is measured against the performance goals, the Compensation Committee can increase or decrease payouts based on an individual performance factor of 0% to 150% of the calculated payout that is based on adjusted EBITDA performance (capped at the maximum payout of 200% of the NEO’s target award amount).

Payout Level	Fiscal Year 2020 Adjusted EBITDA Goal*		Payout (% of Target Payout)
	% of Target Goal	Goal

Below Threshold	<90%	<$169.0 million	0%

Threshold	90%	$169.0 million	50%

Target	100%	$187.8 million	100%

Above Target	110%	$206.6 million	150%

Maximum	≥120%	≥$225.4 million	200%

*

Adjusted EBITDA is defined as adjusted EBITDA as reported in the Company’s fiscal year 2020 financial results and is calculated as net income (loss) before income taxes, net interest expense, depreciation and amortization, impairment of long-lived and intangible assets, equity in net loss of equity-method investees, stock-based compensation, net, productivity and transformation costs, SKU rationalization and certain inventory write-downs, unrealized currency gains and losses and other adjustments. Adjusted EBITDA is not defined under GAAP and is not a substitute for measuring performance under GAAP.

The target adjusted EBITDA goal of $187.8 million was based on the Company’s fiscal year 2020 budget and would represent growth of 13.7% compared to fiscal year 2019 adjusted EBITDA, excluding discontinued operations, of $165.1 million.

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EXECUTIVE COMPENSATION

Based on their target annual bonus percentages and the terms of the 2020 AIP, the NEOs had the opportunity to receive the awards shown below under the 2020 AIP.

Name [1]	2020 AIP Threshold Award		2020 AIP Target Award		2020 AIP Maximum Award
	% of Base Salary	($)	% of Base Salary	($)	% of Base Salary	($)
Mark L. Schiller	62.5%	625,000	125%	1,250,000	250%	2,500,000
Javier H. Idrovo [2]	42.5%	135,342	85%	270,683	170%	541,366
Christopher J. Boever	42.5%	226,318	85%	452,636	170%	905,272
Kristy Meringolo	37.5%	152,588	75%	305,175	150%	610,350
Jeryl Wolfe	37.5%	170,100	75%	340,200	150%	680,400

1	Mr. Langrock departed the Company in December 2019, and his severance arrangements are described in “Potential Payments upon Termination or Change in Control” which begins on page 40.
2

Mr. Idrovo joined the Company as Executive Vice President and Chief Financial Officer on December 2, 2019. Dollar amounts in the table for Mr. Idrovo are based on his prorated salary during fiscal year 2020.

Fiscal Year 2020 AIP Payout Determinations

On August 25, 2020, the Company reported adjusted EBITDA of $200.0 million for fiscal year 2020, resulting in a payout percentage of 132.5% of target based on Company performance. Mr. Schiller’s payout was accordingly fixed at 132.5% of his target bonus amount. The Compensation Committee, in consultation with Mr. Schiller, reviewed the fiscal year 2020 performance of the other NEOs, including their contribution to the Company’s strategic objectives during fiscal year 2020, and applied individual performance factors. Based on the foregoing, the Compensation Committee approved the following payouts to the NEOs under the 2020 AIP.

Name	2020 AIP Payout ($)

Mark L. Schiller	1,656,250

Javier H. Idrovo	270,683

Christopher J. Boever	779,642

Kristy Meringolo	505,431

Jeryl Wolfe	540,902

Long-Term Incentive Program

We believe that equity grants serve our compensation objectives by linking the compensation of our key employees to our long-term strategic plan and further align such employees with our stockholders since the value of equity awards will increase or decrease with the changes in the value of our common stock. Grants are generally made under a performance-based long-term incentive program (“LTIP”). Participants in the LTIP include our executive officers, including the NEOs, and other key employees. Prior to the 2019-2021 LTIP, LTIP awards were generally made annually with a three-year performance period. Currently, our NEOs have front-loaded LTIP awards under the 2019-2021 LTIP representing three years’ worth of long-term incentive value (two years’ worth of value for Mr. Idrovo who joined the Company during fiscal year 2020).

2018-2020 LTIP – No Participation by Executive Officers

The Compensation Committee did not make 2018-2020 LTIP awards during fiscal year 2018. Following our CEO transition during fiscal year 2019, the Compensation Committee revisited the lack of 2018-2020 LTIP awards as it was designing the 2019-2021 LTIP. While the Compensation Committee determined that employees other than NEOs would receive 2018-2020 LTIP awards, the NEOs did not receive 2018-2020 LTIP awards.

2019-2021 LTIP – Three-Year Front-Loaded PSUs

Background

The 2019-2021 LTIP began with the granting of a three-year front-loaded PSU award (the “CEO PSU Award”) to Mr. Schiller in November 2018. The CEO PSU Award has rigorous performance goals for three-year compound annual TSR over a performance period from November 6, 2018 to November 6, 2021 (the “PSU Performance Period”).

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EXECUTIVE COMPENSATION

In the months following that grant, we received positive feedback on the design of the CEO PSU Award from stockholders, who viewed the rigorous TSR goals and other terms of the award as stockholder friendly. Based on this feedback, the Compensation Committee designed the 2019-2021 LTIP for our other NEOs to consist of PSU awards with performance goals, a PSU Performance Period and other terms and conditions that mirror the terms of the CEO PSU Award (together with the CEO PSU Award, the “LTIP PSU Awards”).

In January 2019, the Compensation Committee granted LTIP PSU Awards under the 2019-2021 LTIP to Ms. Meringolo and Mr. Langrock. Messrs. Boever, Wolfe and Idrovo received LTIP PSU Awards under the 2019-2021 LTIP in February 2019, April 2019 and December 2019, respectively, in connection with their joining the Company. In February 2020, the Compensation Committee granted additional LTIP PSU Awards with the same PSU Performance Period to each of Messrs. Boever and Wolfe in connection with them taking on additional responsibilities within the Company to bring their aggregate LTIP PSU Award amounts to a level in line with their expanded responsibilities and roles.

The LTIP PSU Awards are front-loaded PSUs that represent multiple years’ worth of long-term incentive value through the end of fiscal year 2021. The structure of the awards aligns with the Company’s turnaround strategy, which involves a focus on longer-term, sustainable improvements that directly drive stockholder value. The Compensation Committee determined that multi-year awards are the most appropriate structure to align the NEOs with stockholders over the duration of the expected turnaround period. It is the intention of the Board and the Compensation Committee that Mr. Schiller and our other current NEOs will next be eligible to receive long-term incentive awards or other equity awards commencing in fiscal year 2022.

Award Amounts

The table below shows the target and maximum number of shares that can be earned under the LTIP PSU Awards. There is no threshold payout below the target payout. See “Terms of the LTIP PSU Awards” below for the performance goals and potential payouts between the target and maximum payouts. The table below excludes sign-on equity awards granted to Mr. Idrovo in fiscal year 2020 outside of the 2019-2021 LTIP, which are described below under “Other Compensation Elements.”

Name	Target Payout (Number of Shares)	Maximum Payout (Number of Shares)

Mark L. Schiller	350,000	1,050,000

Javier H. Idrovo	100,000	300,000

Christopher J. Boever [1]	148,240	444,720

Kristy Meringolo	70,134	210,402

Jeryl Wolfe [1]	70,331	210,993

James M. Langrock [2]	292,457	877,371

1

Includes original LTIP PSU Awards granted to Messrs. Boever and Wolfe in February 2019 and April 2019, respectively, as well as additional LTIP PSU Awards of 25,000 PSUs at target granted to each of Messrs. Boever and Wolfe in February 2020 to bring their aggregate LTIP PSU Award amounts to a level in line with their expanded responsibilities and roles.

2	Mr. Langrock’s LTIP PSU Award was forfeited upon his departure from the Company in December 2019.

Terms of the LTIP PSU Awards

The performance goals under the LTIP PSU Awards represent pre-established compound annual TSR levels. Compound annual TSR is determined by measuring the compound annual growth rate over the PSU Performance Period, expressed as a percentage, from the closing stock price on November 6, 2018 ($26.13) to the average closing share price over the final 60 trading days of the PSU Performance Period, plus reinvested dividends over the PSU Performance Period.

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EXECUTIVE COMPENSATION

Total shares earned under the LTIP PSU Awards will range from 0% to 300% of the target award amount based on actual performance as follows (implied target share prices assume no dividends):

Compound Annual TSR Over PSU Performance Period	Implied Target Share Price	Percentage of Target Award Amount Earned

Less than 15%	Less than $39.74	0%

At least 15% but below 20%	$39.74	100%

At least 20% but below 25%	$45.15	150%

At least 25% but below 30%	$51.04	200%

At least 30% but below 35%	$57.41	250%

At least 35%	$64.29	300%

Any shares earned under the LTIP PSU Awards (net of any shares withheld to satisfy tax withholding obligations) must be held until the earlier of twelve months after vesting, a qualifying termination of employment or a change in control of the Company.

Vesting of the LTIP PSU Awards may be accelerated upon certain qualifying terminations of employment, subject to proration as well as the attainment of the compound annual TSR goals measured through the date of the applicable acceleration event. See “Potential Payments upon Termination or Change in Control” beginning on page 40.

Rigor of Performance Goals

The Board and the Compensation Committee determined that utilizing compound annual TSR as the performance measure for the LTIP PSU Awards directly aligns the NEOs’ compensation with the returns achieved by our stockholders over a three-year period. The Compensation Committee sought to establish challenging goals for the LTIP PSU Awards that would only pay out if the Company achieves significant, sustained shareholder value creation. As context for setting the goals, the Compensation Committee, with the assistance of its compensation consultant, ClearBridge, evaluated the Company’s historical share price performance and analyzed historical TSR among the Company’s fiscal year 2019 peer group and other relevant industry and market indices. The Compensation Committee elected to establish a threshold and target three-year compound annual TSR goal of 15%, which significantly exceeds historical median three-year compound annual TSR for the Company’s fiscal year 2019 peer group, the S&P Food & Beverage Select Industry Index and the Russell 3000 Index for the three-year period ended November 6, 2018 (the grant date of the CEO PSU Award and the first day of the PSU Performance Period), as shown in the following table:

	Threshold and Target Three-Year TSR Goal Under LTIP PSU Awards	Median Historical Three-Year TSR*
Performance Measure		Fiscal Year 2019 Company Peer Group	S&P Food & Beverage Select Industry Index	Russell 3000 Index

Compound Annual Total Shareholder Return (TSR)	15%	-3.02%	4.96%	10.09%

*	Historical TSR for the three-year period ended November 6, 2018, according to Standard & Poor’s Capital IQ.

The Board and the Compensation Committee determined that there will be no payout for performance below the target, in order to ensure that the LTIP PSU Awards are only paid out if the Company achieves exceptional performance over the three-year PSU Performance Period. The Board and the Compensation Committee determined that providing potential payouts up to 300% of the target payouts provides an appropriate incentive to strive for TSR that exceeds even the exceptional performance required to achieve the target payout.

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EXECUTIVE COMPENSATION

Other Compensation Elements

Signing Bonuses and Equity Awards

The Compensation Committee recognizes that bonuses outside of the AIP and equity awards outside of the LTIP may be warranted to attract executives to the Company. In connection with Mr. Idrovo’s hiring effective in December 2019, Mr. Idrovo received the following one-time sign-on compensation intended to recognize compensation from his former employer that Mr. Idrovo forfeited to join the Company:

•

Signing bonus of $500,000 in cash, subject to prorated repayment in the event that, within the first 24 months of his employment, Mr. Idrovo voluntarily terminates his employment or is terminated for cause, as determined by the Compensation Committee of the Board in good faith;

•	Sign-on award of 52,021 RSUs, vesting in two equal annual installments; and

•	Sign-on award of 40,017 PSUs at target, with performance goals, a PSU Performance Period and other terms and conditions that mirror those of the LTIP PSU Awards.

Discretionary Bonus

In connection with finalizing Ms. Meringolo’s fiscal year 2020 AIP payout, the Compensation Committee granted Ms. Meringolo an additional $75,000 cash bonus in recognition of her performance and efforts throughout the Company’s turnaround in fiscal years 2019 and 2020.

Benefits

Our NEOs are eligible for the same level and offering of benefits that we make available to other employees, including our 401(k) plan, health care, dental and vision plans, life insurance plans and other employee benefit programs. We do not have any defined benefit pension plans or executive supplemental retirement programs.

Perquisites

The Compensation Committee has phased out almost all perquisites that had been provided under legacy employment arrangements. Mr. Wolfe, who became an executive officer during fiscal year 2020, had a pre-existing arrangement pursuant to which the Company reimbursed him for $19,786 in rent relating to fiscal year 2020 for lodging near the Company’s headquarters office.

Severance and Change-in-Control Arrangements

The Compensation Committee believes that severance and change-in-control benefits are important for attracting and retaining executive talent, helping to ensure that NEOs can remain focused during periods of uncertainty and neutralizing the potential conflict of our key executives when faced with a potential change in control. Our form of change-in-control agreement for all NEOs includes market-typical provisions. For a complete description of the severance and change-in-control benefits we have agreed to provide to the NEOs, see “Potential Payments upon Termination or Change in Control” beginning on page 40.

Other Compensation Policies and Considerations

Executive Stock Ownership Guidelines

The Compensation Committee believes that requiring NEOs and other key employees to hold significant amounts of our common stock strengthens their alignment with the interests of our stockholders and promotes achievement of long-term business objectives. To this end, the Compensation Committee has adopted stock ownership guidelines that require key members of the Company’s management team to own minimum amounts of the Company’s common stock. The guidelines for senior management are set forth below:

Officer Level	Ownership Target

Chief Executive Officer	6 times annual base salary

Executive Vice Presidents	3 times annual base salary

Other Executive Officers	2 times annual base salary

Members of management subject to the guidelines have until five years after appointment to achieve the ownership target. The dollar value of shares which must be acquired and held equals a multiple of the individual executive’s base salary. Ownership requirements are updated whenever a change in base salary occurs. In addition to shares of common stock held outright,

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EXECUTIVE COMPENSATION

unvested time-based restricted shares and restricted share units count toward the ownership target. Failure by an employee subject to these guidelines to meet or to show sustained progress toward meeting the ownership target may result in a payout of annual cash incentive awards in stock.

In addition to the stock ownership guidelines, any shares earned under the LTIP PSU Awards (net of any shares withheld to satisfy tax withholding obligations) must be held until the earlier of twelve months after vesting, a qualifying termination of employment or a change in control of the Company. Additionally, Mr. Schiller is required to retain ownership of all shares that vest under his sign-on restricted stock award (net of any shares withheld to satisfy tax withholding obligations) until the third anniversary of the grant date, or until the earlier termination of his employment or change in control of the Company.

Compensation Recoupment Policy

We have adopted a compensation recoupment policy, also known as a “clawback” policy, in connection with cash and equity incentive compensation for executive officers. The policy provides that, if the Company is required to restate its financial statements filed with the SEC, the Compensation Committee may require reimbursement or forfeiture of cash and equity incentive compensation paid or granted to executive officers to the extent their compensation would have been lower under the restated results, regardless of whether the executive officer was involved in or had knowledge of any misconduct or other facts leading to the restatement.

Policy Against Hedging, Pledging and Other Transactions

Our Insider Trading Policy prohibits our directors, executive officers and other employees from entering into derivative contracts or hedging transactions with respect to Company shares, including buying or selling put or call options. The Insider Trading Policy also prohibits our directors, executive officers and other employees from purchasing Company shares on margin, borrowing against the value of Company shares or pledging Company shares as collateral for a loan, or engaging in short sales of Company shares.

Tax and Accounting Considerations

Under laws enacted in December 2017, a publicly-held company is generally prohibited from deducting for tax purposes compensation paid to a current or former named executive officer that exceeds $1 million during a tax year. Certain arrangements entered into before November 2, 2017 may qualify for an exception to the $1 million deductibility limit.

The Compensation Committee takes this deductibility limitation into account in its consideration of compensation matters. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and its stockholders, including awarding compensation that may not be deductible for tax purposes.

The Compensation Committee also considers the effect of certain accounting rules that apply to the various aspects of the compensation program for our NEOs. The Compensation Committee reviews potential accounting effects in determining whether its compensation actions are in the best interests of the Company and its stockholders.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the information in the Compensation Discussion and Analysis included in the Company’s proxy statement with the management of the Company. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that such Compensation Discussion and Analysis be included in the Company’s proxy statement and be incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended June 30, 2020.

The Compensation Committee

Glenn W. Welling, Chair

Celeste A. Clark

Michael B. Sims

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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EXECUTIVE COMPENSATION

Executive Compensation Tables

Summary Compensation Table

The following table sets forth the compensation paid by us to our NEOs for services rendered during the last three fiscal years.

Name and Principal Position	Fiscal Year [1]	Salary [2] ($)	Bonus ($)	Stock Awards [3] ($)	Non-Equity Incentive Plan Compensation [4] ($)	All Other Compensation [5] ($)	Total ($)	Adjusted Total [6] ($)

Mark L. Schiller President and Chief Executive Officer	2020	996,154	—	—	1,656,250	8,353	2,660,757	5,184,257
	2019	571,154	—	9,570,510	733,562	45,426	10,920,652	5,873,652

Javier H. Idrovo* Executive Vice President and Chief Financial Officer	2020	306,731	500,000	2,810,788	270,683	426	3,888,628	3,133,236

Christopher J. Boever Executive Vice President and Chief Commercial Officer	2020	532,224	—	350,250	779,642	8,353	1,670,469	1,715,944
	2019	242,308	—	661,799	267,192	284	1,171,583	730,384

Kristy Meringolo Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer	2020	406,381	75,000	—	505,431	6,553	993,365	1,116,333
	2019	385,000	—	368,905	158,813	11,405	924,123	678,186
	2018	337,000	—	269,871	—	11,320	618,191

Jeryl Wolfe Executive Vice President and Chief Supply Chain Officer	2020	444,327	—	350,250	540,902	23,950	1,359,429	1,312,591

James M. Langrock** Former Executive Vice President and Chief Financial Officer	2020	294,234	—	—	—	821,419	1,115,653
	2019	550,000	—	1,538,324	275,000	12,605	2,375,929
	2018	550,000	—	539,507	—	14,096	1,103,603

*	Mr. Idrovo joined the Company as Executive Vice President and Chief Financial Officer on December 2, 2019.
**	Mr. Langrock departed the Company in December 2019.
1	The Company’s fiscal year is July 1 to June 30, and we refer to fiscal years by the year in which they end. Fiscal year 2020 began July 1, 2019 and ended June 30, 2020.
2	The amounts shown in the Salary column may not precisely match an NEO’s base salary rate that was in effect for fiscal year 2020 due to payroll timing.
3

The amounts shown in the Stock Awards column represent the aggregate grant date fair value of the stock awards granted during the applicable fiscal year, calculated in accordance with ASC Topic 718. The assumptions used by the Company in calculating these amounts are included in Note 2 (under the heading “Stock-Based Compensation”) and Note 15 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020. The stock awards granted to Mr. Idrovo in fiscal year 2020 were in connection with his hiring, and the stock awards granted to Messrs. Boever and Wolfe in fiscal year 2020 were to bring their aggregate LTIP PSU Award amounts to a level in line with their expanded responsibilities and roles, all as discussed in the CD&A and shown in the Fiscal Year 2020 Grants of Plan-Based Awards table below. Assuming the highest level of performance is achieved (compound annual TSR of at least 35% over the PSU Performance Period), the aggregate grant date fair value of the PSUs reflected in the table above for fiscal year 2020 would be as follows: (1) Mr. Idrovo - $10,497,074, (2) Mr. Boever - $2,052,750 and (3) Mr. Wolfe - $2,052,750.

4

The amounts shown in the Non-Equity Incentive Plan Compensation column for fiscal year 2020 represent payouts under the 2020 AIP. These awards are discussed in the CD&A and are shown in the Fiscal Year 2020 Grants of Plan-Based Awards table below.

5	The amounts shown in the All Other Compensation column for fiscal year 2020 consist of the following items for each NEO:

Mr. Schiller:	$7,500 matching contribution under the Company’s 401(k) Plan and $853 in life and other insurance premiums.
Mr. Idrovo:	$426 in life and other insurance premiums.
Mr. Boever:	$7,500 matching contribution under the Company’s 401(k) Plan and $853 in life and other insurance premiums.

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EXECUTIVE COMPENSATION

Ms. Meringolo:	$5,700 matching contribution under the Company’s 401(k) Plan and $853 in life and other insurance premiums.
Mr. Wolfe:	$3,311 matching contribution under the Company’s 401(k) Plan, $853 in life and other insurance premiums and $19,786 in rent reimbursement for lodging near the Company’s headquarters office.
Mr. Langrock:

$7,500 matching contribution under the Company’s 401(k) Plan, $426 in life and other insurance premiums and the following payments made and benefits provided to Mr. Langrock in fiscal year 2020 in connection with his departure from the Company: (a) cash severance payments of $761,538, (b) a payment of $38,658 for unused vacation and (c) continuation of medical, dental and vision benefits at a cost to the Company for fiscal year 2020 of $13,297. See “Potential Payments upon Termination or Change in Control” beginning on page 40 for a description of all payments to be made and benefits to be provided to Mr. Langrock in connection with his departure from the Company.

The Company’s 401(k) match is calculated based upon a calendar year, and the amounts provided for each of the NEOs for fiscal year 2020 represent a matching contribution by the Company for calendar year 2019. Life and other insurance premiums represent amounts paid by the Company on behalf of the NEOs for life, accidental death and dismemberment and long-term disability insurance.

6

Under SEC rules, the grant date fair values of equity awards are included in the Stock Awards column and the Total column in the fiscal year in which each award was granted. Because the LTIP PSU Awards and other PSU awards for the NEOs are front-loaded awards intended to cover multiple years of long-term incentive compensation, the Compensation Committee believes it is helpful in evaluating our current NEOs’ compensation to spread the value of those awards equally across the fiscal years covered by the awards. The adjusted figures in this Adjusted Total column include only the portion of the awards deemed attributable to the reported fiscal year. The adjusted figures are not a substitute for the figures in the Total column in this Summary Compensation Table. The following is a summary of the adjustments made for each current NEO to arrive at the figures in this Adjusted Total column:

Mr. Schiller:	PSU award granted in fiscal year 2019 – grant date fair value of $7,570,500 was spread equally across fiscal years 2019, 2020 and 2021, with $2,523,500 included in each of fiscal years 2019 and 2020.
Mr. Idrovo:	PSU awards granted in fiscal year 2020 – aggregate grant date fair value of $1,510,783 was spread equally across fiscal years 2020 and 2021, with $755,392 included in fiscal year 2020.
Mr. Boever:

PSU award granted in fiscal year 2019 – grant date fair value of $661,799 was spread equally across fiscal years 2019, 2020 and 2021, with $220,600 included in each of fiscal years 2019 and 2020; and PSU award granted in fiscal year 2020 – grant date fair value of $350,250 was spread equally across fiscal years 2020 and 2021, with $175,125 included in fiscal year 2020.

Ms. Meringolo:	PSU award granted in fiscal year 2019 with a grant date fair value of $368,905 was spread equally across fiscal years 2019, 2020 and 2021, with $122,968 included in each of fiscal years 2019 and 2020.
Mr. Wolfe:

PSU award granted in fiscal year 2019 – grant date fair value of $384,860 was spread equally across fiscal years 2019, 2020 and 2021, with $128,287 included in fiscal year 2020; and PSU award granted in fiscal year 2020 – grant date fair value of $350,250 was spread equally across fiscal years 2020 and 2021, with $175,125 included in fiscal year 2020.

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EXECUTIVE COMPENSATION

Fiscal Year 2020 Grants of Plan-Based Awards

The following table provides information about the following awards granted in fiscal year 2020: (1) cash bonus opportunities granted under the 2020 AIP and (2) equity awards granted to Mr. Idrovo in connection with his hiring and to Messrs. Boever and Wolfe in connection with their assumption of additional responsibilities. These awards are also discussed in the CD&A.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards [2]		All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards [3] ($)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)	Maximum (#)

Mark L. Schiller	AIP	—	625,000	1,250,000	2,500,000

Javier H. Idrovo*	AIP	—	135,342	270,683	541,366

	PSU	12/2/2019				100,000	300,000		1,079,000

	PSU	12/2/2019				40,017	120,051		431,783

	RSU	12/2/2019						52,021	1,300,005

Christopher J. Boever	AIP	—	226,318	452,636	905,272

	PSU	2/6/2020				25,000	75,000		350,250

Kristy Meringolo	AIP	—	152,588	305,175	610,350

Jeryl Wolfe	AIP	—	170,100	340,200	680,400

	PSU	2/6/2020				25,000	75,000		350,250

James M. Langrock**	AIP	—	279,200	558,400	1,116,800

*	Mr. Idrovo joined the Company as Executive Vice President and Chief Financial Officer on December 2, 2019. His 2020 AIP opportunity was prorated based on his commencement date.
**	Mr. Langrock departed the Company in December 2019, and his severance arrangements are described in “Potential Payments upon Termination or Change in Control” which begins on page 40.
1

The amounts shown reflect the threshold, target and maximum cash bonuses that could be earned by each individual under the 2020 AIP. The actual amounts paid out under these awards are shown in the Summary Compensation Table for fiscal year 2020 and are also discussed in the CD&A.

Mr. Schiller’s award opportunity was based entirely on Company performance against adjusted EBITDA performance goals without any individual performance factor. For the NEOs other than Mr. Schiller, after Company performance is measured against the adjusted EBITDA performance goals, the Compensation Committee can increase or decrease payouts based on an individual performance factor of 0% to 150% of the calculated payout that is based on adjusted EBITDA performance (capped at the maximum payout of 200% of the NEO’s target award amount).

2

The amounts shown reflect the target and maximum number of shares that can be earned under PSUs. There is no threshold payout below the target payout. The PSUs will vest pursuant to the achievement of pre-established compound annual TSR levels, measured over the three-year PSU Performance Period from November 6, 2018 to November 6, 2021. Any shares earned under the PSU awards (net of any shares withheld to satisfy tax withholding obligations) must be held until the earlier of twelve months after vesting, a qualifying termination of employment or a change in control of the Company. Total shares earned under the PSUs will range from 0% to 300% of the target award amount based on actual performance as follows (implied target share prices assume no dividends):

Compound Annual TSR Over PSU Performance Period	Implied Target Share Price	Percentage of Target Award Amount Earned

Less than 15%	Less than $39.74	0%

At least 15% but below 20%	$39.74	100%

At least 20% but below 25%	$45.15	150%

At least 25% but below 30%	$51.04	200%

At least 30% but below 35%	$57.41	250%

At least 35%	$64.29	300%

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3

The grant date fair value of stock awards was calculated in accordance with ASC Topic 718. The assumptions used by the Company in calculating these amounts are included in Note 2 (under the heading “Stock-Based Compensation”) and Note 15 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020.

Outstanding Equity Awards at Fiscal Year 2020 Year End

The following table lists all outstanding equity awards held by the NEOs at June 30, 2020.

	Stock Awards

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested [1] (#)	Market Value of Shares or Units of Stock That Have Not Vested [2] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested [3] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested [4] ($)

Mark L. Schiller	11/5/2018	52,370	1,650,179

	11/6/2018			350,000	11,028,500

Javier H. Idrovo	12/2/2019			100,000	3,151,000

	12/2/2019			40,017	1,260,936

	12/2/2019	52,021	1,639,182

Christopher J. Boever	2/19/2019			123,240	3,883,292

	2/6/2020			25,000	787,750

Kristy Meringolo	4/2/2018	2,500	78,775

	1/24/2019			70,134	2,209,922

Jeryl Wolfe	4/15/2019			45,331	1,428,380

	4/15/2019	9,063	285,575

	2/6/2020			25,000	787,750

James M. Langrock	—

1	The amounts listed in this column represent unvested awards that are scheduled to vest as follows:

Mr. Schiller:	52,370 shares of restricted stock that are scheduled to vest in two equal installments on November 5, 2020 and November 5, 2021.
Mr. Idrovo:	52,021 restricted stock units that are scheduled to vest in two equal installments on December 2, 2020 and December 2, 2021.
Ms. Meringolo:	2,500 shares of restricted stock that are scheduled to vest on April 2, 2021.
Mr. Wolfe:	9,063 restricted stock units that are scheduled to vest in two equal installments on April 14, 2021 and April 14, 2022.

2	The market value is based on the closing market price of the Company’s common stock on June 30, 2020, which was $31.51 per share.
3

The awards listed in this column represent PSUs, the terms of which are described in the CD&A. The amounts listed represent the target number of units under each award, which is also the threshold number of units. Total shares earned under the PSUs will range from 0% to 300% of the target number of units based on actual performance.

4

The market value is based on the closing market price of the Company’s common stock on June 30, 2020, which was $31.51 per share. As described in the CD&A, assuming no dividends, the Company’s stock price would need to reach an average closing share price of $39.74 over the 60 trading days ending November 6, 2021 for any of these PSUs to be earned, subject to possible earlier acceleration upon certain qualifying terminations of employment.

38	The Hain Celestial Group, Inc. 2020 Proxy Statement

EXECUTIVE COMPENSATION

Fiscal Year 2020 Option Exercises and Stock Vested

The following table shows the number of shares acquired by the NEOs upon the vesting of stock awards during fiscal year 2020, and the value realized. None of the NEOs hold stock options or exercised stock options during the fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting* ($)

Mark L. Schiller	26,185	634,463

Javier H. Idrovo	—	—

Christopher J. Boever	—	—

Kristy Meringolo	2,500	65,725

Jeryl Wolfe	4,531	116,673

James M. Langrock	17,736	457,985

*

Represents the aggregate value realized with respect to all stock awards that vested during the fiscal year ended June 30, 2020. The value realized is based on the closing price of the Company’s common stock on the vesting date and reflects the gross value realized prior to taxes and withholding.

The Hain Celestial Group, Inc. 2020 Proxy Statement	39

EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change in Control

We believe that severance and change-in-control benefits are important for attracting and retaining executive talent, helping to ensure that NEOs can remain focused during periods of uncertainty and neutralizing the potential conflict of our key executives when faced with a potential change in control. In this section, we describe (1) our severance and change-in-control arrangements with the NEOs who remain currently employed with the Company and (2) the severance payments and benefits received or to be received by James M. Langrock, our former Executive Vice President and Chief Financial Officer who departed the Company in December 2019.

For the NEOs who remain currently employed with the Company, the table below contains estimates of potential payments to the NEOs upon a hypothetical termination of employment or a change in control under current employment arrangements and equity award agreements, assuming the termination or change-in-control event occurred on June 30, 2020. Values of equity awards are included at $31.51 per share, the closing price of our common stock on June 30, 2020, and the consideration paid or exchanged in a change-in-control transaction is assumed to be $31.51 per share. We have provided a brief description of the applicable employment arrangements and equity award provisions following the table, including in the footnotes. Definitions for the terms “Disability,” “Cause,” “Good Reason” and “Change in Control” are also summarized below under “Definitions of Applicable Termination Events and Change in Control.”

Name	Benefit Type	Voluntary Separation (Including Retirement) or Termination for Cause [1] ($)	Death or Disability ($)	Termination Without Cause ($)	Termination for Good Reason ($)	Change in Control Without Termination ($)	Change in Control and Termination Without Cause ($)	Change in Control and Termination for Good Reason ($)

Mark L. Schiller	Cash Severance [2]	—	1,250,000	4,500,000	4,500,000	—	6,750,000	6,750,000
	PSU Vesting [3]	—	—	—	—	—	—	—
	RSA/RSU Vesting	—	1,650,179	1,650,179	1,650,179	—	1,650,179	1,650,179
	Total	—	2,900,179	6,150,179	6,150,179	—	8,400,179	8,400,179

Javier H. Idrovo	Cash Severance [2]	—	—	1,017,500	—	—	2,035,000	2,035,000
	PSU Vesting [3]	—	—	—	—	—	—	—
	RSA/RSU Vesting	—	1,639,182	—	—	—	1,639,182	—
	Total	—	1,639,182	1,017,500	—	—	3,674,182	2,035,000

Christopher J. Boever	Cash Severance [2]	—	—	985,149	—	—	1,970,298	1,970,298
	PSU Vesting [3]	—	—	—	—	—	—	—
	RSA/RSU Vesting	—	—	—	—	—	—	—
	Total	—	—	985,149	—	—	1,970,298	1,970,298

Kristy Meringolo	Cash Severance [2]	—	—	712,075	—	—	1,424,150	1,424,150
	PSU Vesting [3]	—	—	—	—	—	—	—
	RSA/RSU Vesting	—	78,775	78,775	—	78,775	78,775	78,775
	Total	—	78,775	790,850	—	78,775	1,502,925	1,502,925

Jeryl Wolfe	Cash Severance [2]	—	—	793,800	—	—	1,587,600	1,587,600
	PSU Vesting [3]	—	—	—	—	—	—	—
	RSA/RSU Vesting	—	285,575	—	—	—	285,575	—
	Total	—	285,575	793,800	—	—	1,873,175	1,587,600

1

The Company does not have any agreements or arrangements that provide the NEOs with payments or benefits upon a voluntary separation (including retirement) or a termination by the Company for Cause, except for payments and benefits that have accrued through the date of separation or termination.

2

Cash severance is paid out over a period of time that depends on the amount of the severance obligation in relation to the individual’s annual compensation. Severance of one times the sum of annual base salary and an annual bonus amount is payable over one year; severance of two times the sum of annual base salary and an annual bonus amount is payable over two years; and severance of three times the sum of annual base salary and an annual bonus amount is payable over three years.

3

No PSUs held by the NEOs would have vested upon any termination or change-in-control event that occurred on June 30, 2020. To the extent the applicable event could have triggered acceleration of vesting, the threshold compound annual TSR goal had not been attained as of that date.

40	The Hain Celestial Group, Inc. 2020 Proxy Statement

EXECUTIVE COMPENSATION

Mark L. Schiller Employment Agreement – Termination and Change-in-Control Provisions

We entered into an employment agreement with Mr. Schiller, dated October 26, 2018, that provides for the following payments and benefits upon certain terminations of employment.

Termination by Reason of Death or Disability

If Mr. Schiller’s employment is terminated by reason of death or Disability, (1) Mr. Schiller will receive an amount equal to his target annual bonus for the fiscal year of termination, prorated based on the number of days worked in the fiscal year, subject to the execution of a release as described below, (2) Mr. Schiller’s PSUs will vest, if at all, pursuant to the terms of his PSU award agreement, as described below under “Performance Share Units,” and (3) all of Mr. Schiller’s unvested shares of restricted stock will fully vest.

Termination Without Cause or for Good Reason

If Mr. Schiller’s employment is terminated by the Company without Cause or by Mr. Schiller for Good Reason, (1) Mr. Schiller will receive severance in an amount equal to two times the sum of his base salary and target annual bonus, payable over two years, subject to the execution of a release as described below, (2) Mr. Schiller’s PSUs will vest, if at all, pursuant to the terms of his PSU award agreement, as described below under “Performance Share Units,” and (3) all of Mr. Schiller’s unvested shares of restricted stock will fully vest.

Termination Without Cause or for Good Reason in Connection with a Change in Control

If a Change in Control occurs and, during the period commencing six months before and ending 12 months after the Change in Control, Mr. Schiller’s employment is terminated by the Company without Cause or by Mr. Schiller for Good Reason, (1) Mr. Schiller will receive severance in an amount equal to three times the sum of his base salary and target annual bonus, payable over three years, subject to the execution of a release as described below, (2) Mr. Schiller’s PSUs will vest, if at all, pursuant to the terms of his PSU award agreement, as described below under “Performance Share Units,” and (3) all of Mr. Schiller’s unvested shares of restricted stock will fully vest.

Severance Subject to Release

Mr. Schiller’s entitlement to the severance described above is subject to (1) Mr. Schiller’s execution of a release in a form provided by the Company releasing the Company from claims with respect to the individual’s employment or termination, (2) Mr. Schiller’s compliance with the release, including any return of property, non-disparagement, and confidentiality provisions, and (3) Mr. Schiller’s continued compliance with his obligations under the employment agreement with respect to confidentiality, non-competition, non-solicitation, assignment of intellectual property and non-disparagement.

Termination and Change-in-Control Arrangements with Other NEOs

Each of Messrs. Idrovo, Boever and Wolfe and Ms. Meringolo have offer letters or understandings providing them with the right to receive severance if the Company terminates his or her employment without Cause, in an amount equal to one times his or her base salary in effect at the time of termination and one times his or her target annual bonus for the year in which the termination occurs, payable over 12 months following termination. Entitlement to the severance is subject to the execution of a separation agreement and release of claims in a form satisfactory to the Company, including an acknowledgement of the continued effectiveness of post-employment restrictive covenants and other obligations to the Company.

The Company has also entered into Change in Control Agreements with each of Messrs. Idrovo, Boever and Wolfe and Ms. Meringolo. Under the agreements, each individual will be entitled to severance if his or her employment is terminated without Cause or for Good Reason within 12 months following a Change in Control. The amount of severance will be two times the sum of his or her base salary and target annual bonus, payable over two years following termination. Entitlement to the severance is subject to (1) the execution of a release in a form provided by the Company releasing the Company from claims with respect to the individual’s employment or termination, (2) the individual’s compliance with the release, including any return of property, non-disparagement, and confidentiality provisions, and (3) the individual’s continued compliance with his or her obligations under any continuing provisions in any agreement with the Company relating to confidentiality, assignment of inventions, non-competition, non-solicitation, non-interference or non-disparagement.

Performance Share Units

Each of Messrs. Schiller, Idrovo, Boever and Wolfe and Ms. Meringolo holds PSUs that may be subject to prorated accelerated vesting if, during the three-year PSU Performance Period, any such NEO’s employment (1) terminates by reason of death or

The Hain Celestial Group, Inc. 2020 Proxy Statement	41

EXECUTIVE COMPENSATION

Disability, (2) is terminated by the Company without Cause or by the individual for Good Reason upon or after a Change in Control, or (3) for Mr. Schiller only, his employment is terminated by the Company without Cause or by Mr. Schiller for Good reason prior to a Change in Control (each, a “Qualifying Termination”). In that event, a determination is made as to whether any compound annual TSR goals under the PSUs were attained, measured through the date of the Qualifying Termination or any earlier Change in Control. If the threshold performance goal of 15% compound annual TSR was not attained, then no PSUs will vest. If any performance goals were attained, then the number of units that would have vested in the absence of proration is determined, and that figure is then prorated to determine the number of units that will vest.

If the Qualifying Termination occurs prior to any Change in Control, the number of units that will vest is prorated based on the number of full calendar months the NEO spent on the active payroll during the three-year PSU Performance Period, divided by 36 months. If the Qualifying Termination occurs after a Change in Control, the number of units that will vest is prorated based on the following:

For PSU awards granted during fiscal year 2019:

•	Qualifying Termination occurs on or prior to first anniversary of grant date – 1/3 proration;

•	Qualifying Termination occurs after first anniversary and on or prior to second anniversary of grant date – 2/3 proration; and

•	Qualifying Termination occurs after second anniversary – no proration.

For PSU awards granted during fiscal year 2020:

•	Qualifying Termination occurs on or prior to first anniversary of grant date – 1/2 proration; and

•	Qualifying Termination occurs after second anniversary – no proration.

Definitions of Applicable Termination Events and Change in Control

The terms “Disability,” “Cause,” “Good Reason” and “Change in Control” have the following meanings for purposes of the agreements and arrangements described above.

•

Disability – Disability generally means an individual’s inability to perform the material duties of his or her position for a period of 90 consecutive days (or 180 days in the aggregate during any 12-month period) because of physical or mental injury or illness or, if longer, the period of time required to qualify for long-term disability benefit under any long-term disability plan or policy maintained by the Company.

•

Cause – For purposes of Mr. Schiller’s employment agreement, the Change in Control Agreements referenced above and the PSU and RSU award agreements referenced above, Cause generally means (a) conviction of a felony, (b) failure to substantially perform reasonably assigned duties for 30 days after written notice, (c) theft or embezzlement of Company assets, (d) conduct materially harmful to the public reputation of the Company, (e) any act of dishonesty, fraud, or immoral or disreputable conduct, (f) willful misconduct in the performance of duties or (g) the material breach of any covenant or condition of the individual’s employment agreement, offer letter or other agreement with the Company, or a breach of the individual’s fiduciary duty to the Company or any subsidiary. For purposes of the severance arrangements with Messrs. Idrovo, Boever and Wolfe and Ms. Meringolo (other than following a Change in Control), Cause is determined by the Compensation Committee in good faith.

•

Good Reason – For purposes of Mr. Schiller’s employment agreement, the Change in Control Agreements referenced above and the PSU award agreements referenced above, Good Reason generally means (a) the assignment of duties or responsibilities materially inconsistent with the individual’s position, or a material diminution in the individual’s position, duties, authority or responsibilities, (b) a material reduction in base salary, (c) relocation of the Company’s principal executive offices to a location more than 50 miles from its current location and/or (d) any failure by the Company to comply with any of the material provisions of the individual’s employment agreement or offer letter with the Company.

•

Change in Control – For purposes of Mr. Schiller’s employment agreement, the Change in Control Agreements referenced above and the PSU and RSU award agreements referenced above, Change in Control generally means (a) the acquisition by any person of beneficial ownership of 50% or more of the voting power of the outstanding securities of the Company, subject to certain exceptions, (b) during any period of one year, individuals who, as of the date of the applicable agreement, constitute the Company’s Board cease to constitute at least a majority of the Board (provided that new directors approved by a vote of at least two-thirds of the original members are generally permitted and deemed to have been serving as of the date of the applicable agreement), (c) consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, subject to certain exceptions for transactions that are deemed not to result in a true change in control or (d) the stockholders of the Company approve the sale or disposition by the Company (other than to a subsidiary of the Company) of all or substantially all of the assets of the Company.

Restricted Stock and RSU Awards

Mr. Schiller’s sign-on restricted stock award (“RSA”) provides for accelerated vesting upon death, Disability or termination without Cause or for Good Reason. Mr. Schiller’s sign-on restricted stock award does not provide for “single trigger” acceleration immediately upon a Change in Control; instead, it provides for “double trigger” acceleration in the event of a termination without

42	The Hain Celestial Group, Inc. 2020 Proxy Statement

EXECUTIVE COMPENSATION

Cause or for Good Reason that occurs within six months before or 12 months after a Change in Control. The RSA granted to Ms. Meringolo in April 2018 provides for accelerated vesting upon death, Disability, termination without Cause or a Change in Control.

The RSU awards for Messrs. Idrovo and Wolfe provide for accelerated vesting upon death, Disability or a termination without Cause within 12 months following a Change in Control.

James M. Langrock

Ms. Langrock, our former Executive Vice President and Chief Financial Officer, departed the Company in December 2019. In connection with his departure, the Company and Mr. Langrock entered into a separation agreement, pursuant to which (1) Mr. Langrock is receiving cash severance of $1,650,000, paid in bi-weekly installments during the 12 months following his departure; and (2) the Company agreed to pay the cost of Mr. Langrock’s COBRA premiums for a period of 18 months, at an estimated total cost of $42,978. The severance amount for Mr. Langrock was enhanced beyond the contractual amount to aid in a smooth transition to a new CFO, given Mr. Langrock’s substantial history with and in-depth knowledge of the Company.

In addition, in accordance with Mr. Langrock’s restricted stock award agreements, the vesting of 17,202 shares of restricted stock was accelerated upon his departure. Mr. Langrock’s LTIP PSU Award was forfeited.

CEO Pay Ratio

As required by SEC rules, we are providing the following information about the relationship between the annual total compensation of our CEO and the annual total compensation of our median employee (our “CEO pay ratio”). Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with SEC rules.

Selection of Median Employee as of June 30, 2020

We selected June 30, 2020 as the determination date for identifying our median employee. As of that date, our employee population consisted of approximately 4,350 individuals working at our parent company and consolidated subsidiaries, which included all employees whether employed on a full-time, part-time, temporary or seasonal basis. We determined the median employee by using a consistently applied compensation measure of total annual taxable compensation paid to our global employee population other than our CEO. We define “total taxable compensation” as gross compensation for the period from July 1, 2019 to June 30, 2020, which given the geographical distribution of our employee population included a variety of pay elements based on local tax regulations. Consistent with our compensation philosophy, all global employees are compensated based upon their local market as reviewed on an annual basis, and we believe that “total annual taxable compensation” provides a reasonable estimate of annual compensation for our employees. The total annual taxable compensation was converted to U.S. dollars using exchange rates as of June 30, 2020. Although permitted under SEC rules, we did not annualize compensation of employees who were not employed with us for the full fiscal year, and therefore the total annual taxable compensation of many employees was lower than it would have been had the compensation been annualized. In determining our median compensated employee, we did not use any of the exemptions permitted under SEC rules nor did we rely upon any material assumptions, adjustments or estimates.

Fiscal Year 2020 CEO Pay Ratio Determination

Using the above methodology, we determined that the median employee as of June 30, 2020 was a non-exempt full-time employee located in the United States with annual total compensation of $44,288 for fiscal year 2020.

Our CEO’s annual total compensation for fiscal year 2020 was $2,660,757.

Based on this information, the ratio of CEO annual total compensation to the median employee compensation for fiscal year 2020 was estimated to be 60 to 1.

Alternative Fiscal Year 2020 CEO Pay Ratio Adjusted for Mr. Schiller’s Fiscal Year 2019 PSU Award

As discussed above, Mr. Schiller’s CEO PSU Award granted in fiscal year 2019 was a three-year front-loaded award. The Compensation Committee believes it is helpful in evaluating Mr. Schiller’s compensation to spread the value of the CEO PSU Award equally across fiscal years 2019, 2020 and 2021. The annualized value of the CEO PSU Award over three years is $2,523,500, based on a total grant date fair value for the award of $7,570,500.

In addition to the required CEO pay ratio calculation, we have calculated an alternative CEO pay ratio using an adjusted amount of CEO compensation that includes an additional $2,523,500, representing the portion of the CEO PSU Award deemed attributable to fiscal year 2020. When calculated in this manner, our CEO’s adjusted compensation is $5,184,257 and the alternative ratio of CEO annual total compensation to the median employee compensation for fiscal year 2020 is estimated to be 117 to 1.

This alternative CEO pay ratio is not a substitute for the CEO pay ratio, but we believe it is helpful in fully evaluating the ratio of Mr. Schiller’s annual total compensation to that of our median employee.

The Hain Celestial Group, Inc. 2020 Proxy Statement	43

PROPOSAL NO. 2 ADVISORY VOTE REGARDING

THE COMPENSATION OF THE COMPANY’S

NAMED EXECUTIVE OFFICERS

Background

Section 14A of Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires us to provide our stockholders with a non-binding advisory “Say on Pay” vote to approve the compensation of our NEOs. We currently provide our stockholders with a non-binding advisory Say on Pay vote every year. Stockholders have an opportunity to cast an advisory vote on the frequency of Say on Pay votes at least every six years. The next advisory vote on the frequency of the Say on Pay vote is expected to occur at our annual meeting of stockholders in 2023.

We are asking our stockholders to approve, on an advisory basis, the compensation paid to our NEOs, as described in the “Executive Compensation – Compensation Discussion and Analysis” section (the “CD&A”) of this proxy statement. Although the advisory vote is not binding upon the Company, the Company’s Compensation Committee, which is responsible for designing and administering our executive compensation program, values our stockholders’ opinions and will continue to consider the outcome of the vote in its ongoing evaluation of our executive compensation program.

Our executive compensation philosophy and practice reflects our unwavering commitment to paying for performance – both short- and long-term. We believe that our multi-faceted executive compensation plans, with their integrated focus on both individual and corporate goals and objectives, as well as short- and long-term metrics, provide an effective framework by which progress against our strategic goals may be appropriately measured and rewarded.

Conclusion

We urge stockholders to read the CD&A beginning on page 25 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 35 through 43, which provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in achieving our goals.

For the reasons stated above, the Board of Directors recommends that our stockholders vote in favor of the following Say on Pay proposal:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby approved.

Because your vote is advisory, it is not binding on the Company or the Board. However, the Compensation Committee values the opinions that our stockholders express in their votes. The Compensation Committee will review the results of the annual stockholder votes on the Say on Pay proposal and consider whether to recommend any changes or modifications to the Company’s executive compensation policies and practices as a result of such votes.

✓	The Board of Directors unanimously recommends that you vote, on an advisory basis, “FOR” this proposal.

44	The Hain Celestial Group, Inc. 2020 Proxy Statement

PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF REGISTERED INDEPENDENT ACCOUNTANTS

It is the practice of the Board of Directors to designate an accounting firm to serve as our registered independent accountants. The Audit Committee has recommended that Ernst & Young LLP be selected to audit our financial statements for the fiscal year ending June 30, 2021, and the Board of Directors has approved the selection of Ernst & Young LLP. Ernst & Young LLP has audited our financial statements since 1994.

The Audit Committee reviews and approves the audit and non-audit services to be provided by our registered independent accountants during the year, considers the effect that performing non-audit services might have on audit independence and approves management’s engagement of our registered independent accountants to perform those services.

If the stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different registered independent accountant at any time during the year if it is determined that such a change would be in the best interest of the Company and its stockholders.

Ernst & Young LLP expects to have a representative at our Annual Meeting who will have the opportunity to make a statement and will be available to respond to questions, as appropriate.

✓	The Board of Directors unanimously recommends that you vote “FOR” the proposal to ratify the appointment of Ernst & Young LLP as our registered independent accountants for our fiscal year ending June 30, 2021.

Fees Billed to the Company by Ernst & Young LLP

The following table sets forth the fees accrued or paid to the Company’s independent registered public accounting firm, Ernst & Young LLP, during the fiscal years ended June 30, 2020 and June 30, 2019.

Audit and Non-Audit Fees

	2020	2019

Audit Fees [1]	$4,627,483	$6,128,866

Audit Related Fees [2]	$187,100	$220,000

Tax Fees [3]	$1,588,038	$1,118,589

All Other Fees	$—	$—

1

Reflects the aggregate fees billed for each of the 2020 and 2019 fiscal years for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements and review of our quarterly financial statements, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

2

Reflects the aggregate fees billed by Ernst & Young LLP in the 2020 and 2019 fiscal years for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported as Audit Fees.

3	Reflects the aggregate fees billed in each of the 2020 and 2019 fiscal years for professional services rendered by Ernst & Young LLP for tax advice, tax compliance and tax planning.

The Audit Committee has considered whether the provision of the services described above in this section is compatible with maintaining Ernst & Young’s independence and has determined that it is.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our registered independent accountants. Pre-approval is provided for up to one year, is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the registered independent accountants, the Audit Committee considers whether such services are consistent with the registered independent accountants’ independence, whether the registered independent accountants are likely to provide the most effective and efficient service based on their familiarity with us, and whether the service could enhance our ability to manage or control risk or improve audit quality. The Audit Committee has delegated limited pre-approval authority to its chair, who must report any decisions to the Audit Committee at its next scheduled meeting.

In fiscal years 2020 and 2019, all of the audit fees, audit related fees and tax fees were pre-approved by the Audit Committee or its chair.

The Hain Celestial Group, Inc. 2020 Proxy Statement	45

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board of Directors in overseeing the integrity of the Company’s financial statements, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the Company’s internal audit function and the performance of the Company’s internal controls and procedures. In addition, the Audit Committee reviews all material related party transactions, if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

In addition to fulfilling its responsibilities as set forth in its charter and further described above in “Board of Directors and Corporate Governance – Committees of the Board – The Audit Committee,” the Audit Committee has reviewed the Company’s audited financial statements for fiscal year 2020. Discussions about the Company’s audited financial statements included the judgments of its independent registered public accounting firm about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates used in its financial statements, as well as other matters, as required by the applicable auditing standards adopted by the Public Company Accounting Oversight Board and by our Audit Committee Charter. In conjunction with the specific activities performed by the Audit Committee in its oversight role, it issued the following report:

1.

The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended June 30, 2020 with the Company’s management and the independent registered public accounting firm.

2.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

3.

The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm their independence from the Company.

Based on the reviews and discussions referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020 for filing with the SEC.

The Audit Committee

Shervin J. Korangy, Chair

Richard A. Beck

Michael B. Sims

Dawn M. Zier

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

46	The Hain Celestial Group, Inc. 2020 Proxy Statement

SECURITIES AUTHORIZED FOR ISSUANCE

UNDER EQUITY COMPENSATION PLANS

The following table provides certain information as of the end of fiscal year 2020 with respect to shares that may be issued under the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights [1]	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights) [2]

Equity compensation plans approved by security holders [3]	2,613,595	$ 2.26	5,473,105

Equity compensation plans not approved by security holders [4,5]	2,159,521	—	1,885,948

Total	4,773,116	$ 2.26	7,359,053

1

Represents the weighted-average exercise price of outstanding options to purchase 121,944 shares of common stock. This weighted average does not take into account shares that may be issued upon the vesting of PSUs or RSUs.

2

Of the 7,359,053 shares available for future issuance under our equity compensation plans as of the end of the fiscal year, 5,473,105 shares were available for grant under The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan, and 1,885,948 shares were available for grant under The Hain Celestial Group, Inc. 2019 Equity Inducement Award Program.

3

The 2,613,595 shares of common stock to be issued upon exercise of outstanding options, warrants and rights consists of (a) 2,108,570 shares that may be issued upon the vesting of PSUs, (b) 383,081 shares that may be issued upon the vesting of RSUs and (c) 121,944 shares that may be issued upon the exercise of stock options. The number of shares that may be issued upon the vesting of PSUs represents the maximum number of shares that may be issued if maximum performance goals are achieved.

4

The equity compensation plans not approved by security holders are (A) The Hain Celestial Group, Inc. Inducement Grant Performance Units Agreement, which is the CEO PSU Award described in the CD&A, and (B) The Hain Celestial Group, Inc. 2019 Equity Inducement Award Program, which was adopted in February 2019 and provides for the grant of up to 3,000,000 shares of common stock under awards to induce participants to become employed by the Company, with the operative terms of such inducement awards to adhere to the terms and conditions of The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan.

5

The 2,159,521 shares of common stock to be issued upon exercise of outstanding options, warrants and rights consists of (a) 2,098,437 shares that may be issued upon the vesting of PSUs and (b) 61,084 shares that may be issued upon the vesting of RSUs. The number of shares that may be issued upon the vesting of PSUs represents the maximum number of shares that may be issued if maximum performance goals are achieved.

The Hain Celestial Group, Inc. 2020 Proxy Statement	47

OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock for (1) each of our directors and NEOs, (2) all of our current directors and current executive officers as a group, and (3) the persons we know to beneficially own more than five percent of the outstanding shares of our common stock. Ownership is as of September 28, 2020 except as otherwise stated in the footnotes. Percentage ownership is based on 100,853,927 shares of common stock outstanding as of September 28, 2020. Except as otherwise stated in the footnotes, the persons identified have sole voting and investment power with respect to the shares set forth opposite their names.

Name	Number of Shares	Percentage of Common Stock

Directors and NEOs

Richard A. Beck [1]	9,354	*

Celeste A. Clark [2]	30,071	*

Dean Hollis [3]	53,834	*

Shervin J. Korangy [4]	35,548	*

Mark L. Schiller [5]	111,532	*

Michael B. Sims [6]	9,354	*

Glenn W. Welling [7]	16,023,796	15.9%

Dawn M. Zier [8]	28,401	*

Javier H. Idrovo [9]	—	—

Christopher J. Boever [10]	19,500	*

Kristy Meringolo [11]	5,702	*

Jeryl Wolfe [12]	110	*

James M. Langrock [13]	38,461	*

All current directors and current executive officers as a group (12 persons)	16,327,202	16.2%

5% Holders

Engaged Capital, LLC [14] 610 Newport Center Drive, Suite 250 Newport Beach, California 92660	15,996,598	15.9%

The Vanguard Group [15] 100 Vanguard Blvd. Malvern, Pennsylvania 19355	7,551,370	7.5%

BlackRock, Inc. [16] 55 East 52nd Street New York, New York 10055	7,244,905	7.2%

AllianceBernstein L.P. [17] 1345 Avenue of the Americas New York NY 10105	5,909,793	5.9%

Black Creek Investment Management Inc. [18] 123 Front Street West, Suite 1200 Toronto, Ontario M5J 2M2, Canada	5,847,936	5.8%

*	Indicates less than 1%.
1	Mr. Beck holds 9,354 shares of unvested restricted stock.
2	Dr. Clark holds 18,264 shares outright and holds 11,807 shares of unvested restricted stock.
3	Mr. Hollis holds 33,998 shares outright and holds 19,836 shares of unvested restricted stock.
4	Mr. Korangy holds 19,124 shares outright and holds 16,424 shares of unvested restricted stock.
5	Mr. Schiller holds 59,162 shares outright and holds 52,370 shares of unvested restricted stock. Under SEC rules, Mr. Schiller’s outstanding PSUs are not included in this table.

48	The Hain Celestial Group, Inc. 2020 Proxy Statement

OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

6	Mr. Sims holds 9,354 shares of unvested restricted stock.
7

Mr. Welling holds 19,124 shares outright and holds 8,074 shares of unvested restricted stock. Mr. Welling is the founder and Chief Investment Officer of Engaged Capital, LLC, and Mr. Welling’s beneficial holdings include the 15,996,598 shares beneficially owned by Engaged Capital, LLC. See footnote 14 below. Mr. Welling’s address is 610 Newport Center Drive, Suite 250, Newport Beach, California 92660.

8	Ms. Zier holds 17,017 shares outright and holds 11,384 shares of unvested restricted stock.
9	Under SEC rules, Mr. Idrovo’s outstanding PSUs and RSUs are not included in this table.
10	Mr. Boever holds 17,100 shares outright and holds 2,400 shares through an individual retirement account. Under SEC rules, Mr. Boever’s outstanding PSUs are not included in this table.
11	Ms. Meringolo holds 3,202 shares outright and holds 2,500 shares of unvested restricted stock. Under SEC rules, Ms. Meringolo’s outstanding PSUs are not included in this table.
12	Mr. Wolfe holds 110 shares outright. Under SEC rules, Mr. Wolfe’s outstanding PSUs and RSUs are not included in this table.
13	The information provided in this table for Mr. Langrock is based on the Company’s records at the time Mr. Langrock departed the Company in December 2019.
14

This information is based on a Schedule 13D/A filed with the SEC on May 19, 2020 by Glenn W. Welling, Engaged Capital, LLC, and related entities, setting forth information as of May 18, 2020. The Schedule 13D/A states that Mr. Welling, Engaged Capital, LLC, and related entities have sole voting power and sole dispositive power with respect to all 15,996,598 shares beneficially owned by Engaged Capital, LLC.

15

This information is based on a Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group, setting forth information as of December 31, 2019. The Schedule 13G/A states that The Vanguard Group has sole voting power with respect to 44,234 shares, shared voting power with respect to 18,713 shares, sole dispositive power with respect to 7,501,657 shares and shared dispositive power with respect to 49,713 shares.

16

This information is based on a Schedule 13G/A filed with the SEC on February 5, 2020 by BlackRock, Inc., setting forth information as of December 31, 2019. The Schedule 13G/A states that BlackRock, Inc. has sole voting power with respect to 6,870,837 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to all 7,244,905 shares and shared dispositive power with respect to 0 shares.

17

This information is based on a Schedule 13G filed with the SEC on February 18, 2020 by AllianceBernstein L.P., setting forth information as of December 31, 2019. The Schedule 13G states that AllianceBernstein L.P. has sole voting power with respect to 4,885,364 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 5,816,736 shares and shared dispositive power with respect to 93,057 shares.

18

This information is based on a Schedule 13G/A filed with the SEC on February 11, 2020 by Black Creek Investment Management Inc., setting forth information as of December 31, 2019. The Schedule 13G/A states that Black Creek Investment Management Inc. has sole voting power and sole dispositive power with respect to all 5,847,936 shares.

The Hain Celestial Group, Inc. 2020 Proxy Statement	49

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Dean Hollis, who is nominated for re-election as a director, is chair of the board of SunOpta Inc., which is a supplier of the Company. In fiscal year 2020, the Company paid $19,550,645 to SunOpta Inc. and affiliated entities in the ordinary course of business.

Roger Meltzer, who served as a member of our Board until his resignation in February 2020, is a partner at the law firm DLA Piper LLP (US), which provides legal services to the Company. In fiscal year 2020, the Company paid $4,242,401 to DLA Piper LLP (US) and affiliated entities.

Review, Approval or Ratification of Transactions with Related Persons

We have adopted a written policy regarding the review, approval and ratification of related party transactions. The Related Party Transaction Policy and Procedures requires the approval or ratification by the Audit Committee of any “related party transaction,” which is defined as any transaction, arrangement or relationship in which (i) we are a participant, (ii) the amount involved exceeds $120,000 and (iii) one of our executive officers, directors, director nominees, 5% stockholders (or their immediate family members) or any entity with which any of the foregoing persons is an employee, general partner, principal or 5% stockholder, each of whom we refer to as a “related person,” has a direct or indirect material interest as set forth in Item 404 of Regulation S-K. The policy provides that management must present to the Audit Committee for review and approval each proposed related party transaction (other than related party transactions involving compensation matters and certain ordinary course transactions). The Audit Committee must review the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arms-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related party transaction. If advance approval of a related party transaction requiring the Audit Committee’s approval is not feasible, the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee, subject to ratification of the transaction by the Audit Committee at its next regularly scheduled meeting. The Audit Committee will also review those transactions that would have been deemed a “related party transaction” but for the fact that the amount involved is $120,000 or less. No director may participate in approval of a related party transaction for which he or she is a related party.

50	The Hain Celestial Group, Inc. 2020 Proxy Statement

OTHER MATTERS

The Company’s management is not aware of any other matters that will come before the Annual Meeting. However, if any other matters requiring a vote of stockholders arise, including any question as to an adjournment or postponement of the Annual Meeting, it is the intention of the persons appointed as proxies to vote in accordance with their judgment on such matters.

The Hain Celestial Group, Inc. 2020 Proxy Statement	51

STOCKHOLDER PROPOSALS AND OTHER COMMUNICATIONS

Stockholder proposals intended to be included in the Proxy Statement relating to our 2021 annual meeting of stockholders (the “2021 Proxy Statement”) pursuant to Rule 14a-8 under the Exchange Act must be in writing addressed to the Corporate Secretary of the Company and delivered to the Corporate Secretary at our principal executive offices, no later than June 15, 2021, and must otherwise comply with Rule 14a-8.

In addition, if you would like to have a nominee included in our 2021 Proxy Statement, notices of stockholder nominations intended to be included in the 2021 Proxy Statement must be received by the Corporate Secretary between May 16, 2021 and June 15, 2021. Stockholders should consult our Amended and Restated By-Laws for the various procedural, informational and other requirements applicable to such nominations.

The deadline that will be applied for determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies for purposes of Rule 14a-4(c) under the Exchange Act is August 29, 2021.

A stockholder or other interested party who wishes to communicate with the Board, the non-management directors as a group, or any individual director may do so by addressing the correspondence to the individual or group, c/o Corporate Secretary, The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, NY 11042. All correspondence addressed to a director will be forwarded to that director, or if none is specified, to the Chair of the Board.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and receive multiple copies of the proxy materials at the same address, you may do so at any time prior to 30 days before the distribution of proxy materials, which typically are distributed in October of each year, by notifying us in writing at: 1111 Marcus Avenue, Lake Success, NY 11042, Attention: Corporate Secretary.

You also may request additional copies of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 by notifying us in writing at the same address or calling Investor Relations at (516) 587-5000 or toll free at (877) 612-4246 or submitting such request via email to investorrelations@hain.com.

If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address.

Investors may obtain copies of Hain Celestial’s 2020 Annual Report on Form 10-K at no charge by contacting Investor Relations, The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, NY 11042.

By order of the Board of Directors,

Kristy Meringolo

Senior Vice President, General Counsel, Corporate

Secretary and Chief Compliance Officer

Dated: October 13, 2020

Your vote is important. Whether or not you expect to attend the Annual Meeting online, please submit your vote as soon as possible as instructed in our proxy materials, or, if you received a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the Annual Meeting, you may choose to vote during the Annual Meeting even if you have previously voted your shares.

52	The Hain Celestial Group, Inc. 2020 Proxy Statement

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 23, 2020. Have your THE HAIN CELESTIAL GROUP, INC. proxy card in hand when you access the website and follow the instructions to 1111 MARCUS AVENUE obtain your records and to create an electronic voting instruction form. LAKE SUCCESS, NY 11042 During The Meeting - Go to www.virtualshareholdermeeting.com/HAIN2020 You may attend the Annual Meeting of Stockholders via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 23, 2020. Have your proxy card in hand when you call and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D25130-P44463 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY THE HAIN CELESTIAL GROUP, INC. The Board of Directors recommends you vote “FOR” the election of each director nominee listed in Proposal 1 and “FOR” Proposals 2 and 3. 1. Election of Directors Nominees: For Against Abstain 1a. Richard A. Beck For Against Abstain 1b. Celeste A. Clark 2. To approve, on an advisory basis, named executive officer compensation. 1c. Dean Hollis 3. To ratify the appointment of Ernst & Young LLP to act as registered independent accountants of the Company for the fiscal year ending June 30, 2021. 1d. Shervin J. Korangy 1e. Mark L. Schiller 1f. Michael B. Sims 1g. Glenn W. Welling 1h. Dawn M. Zier Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report are available at www.proxyvote.com. D25131-P44463 THE HAIN CELESTIAL GROUP, INC. Annual Meeting of Stockholders November 24, 2020, 11:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned stockholder(s), revoking all prior proxies, hereby appoint(s) Mark L. Schiller and Kristy Meringolo, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of THE HAIN CELESTIAL GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. Eastern Time on November 24, 2020, at www.virtualshareholdermeeting.com/HAIN2020, and any adjournment or postponement thereof. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations, and in the discretion of the proxies on such matters as may properly come before the meeting. Continued and to be signed on reverse side